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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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___________________________________________________
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MARQETA

2025 Proxy Statement

Notice of Annual Meeting of Stockholders

June 12, 2025

11:30 AM ET

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Notice of Annual Meeting of Stockholders

Annual Meeting Information		Your Vote is Important
Company:	Marqeta, Inc.
Stockholders of record at the close of business on April 21, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

Even if you plan to attend the virtual Annual Meeting, we ask that you please promptly vote on the internet, by phone, or by mail. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Date:	June 12, 2025
Time:	11:30 AM ET
URL:	www.virtualshareholdermeeting.com/MQ2025
Record Date: April 21, 2025
Agenda
1.To elect the three Class I director nominees named in the Proxy Statement to hold office until the 2028 annual meeting of stockholders or until their successors are elected and qualified;
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2025;
3. To approve a non-binding advisory resolution approving the compensation of our named executive officers; and		How to Vote
4. To transact such other business as may properly come before the Annual Meeting.		Online: www.provyvote.com
Proxy Materials		Phone (Toll Free): 1-800-690-6903
We have elected to provide internet access to our proxy materials in lieu of mailing printed copies. Providing our Annual Meeting materials via the internet reduces the costs associated with our Annual Meeting and lowers our environmental impact, all without negatively affecting our stockholders’ ability to timely access Annual Meeting materials.

On or about April 24, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). The Notice provides instructions on how to vote online or by telephone and how to receive a paper copy of the Annual Meeting materials by mail. The Proxy Statement and our 2024 Annual Report can be accessed directly at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials.

Crystal Sumner
Corporate Secretary
April 24, 2025
Mail: Sign, date, and return your proxy card in the enclosed envelope.
Live at Meeting: If you attend our virtual meeting, you may vote live at the meeting.
Additional voting instructions are provided in the Proxy Statement and on your proxy card.

The Annual Meeting, including any adjournments, continuations, or postponements, will be held exclusively online via live audio webcast. The virtual format of the Annual Meeting allows us to preserve and even increase stockholder access while also saving time and money for both us and our stockholders. With a virtual format you will be able to vote and submit questions during the meeting, and we encourage you to attend online and participate.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 2025

Our Proxy Statement and 2024 Annual Report
are available at www.proxyvote.com

PROXY STATEMENT SUMMARY
Our board of directors (the “Board”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders of Marqeta, Inc., including any adjournments, continuations, or postponements (the “Annual Meeting”) for the purposes set forth in this proxy statement for our Annual Meeting (the “Proxy Statement”). In this Proxy Statement, we refer to Marqeta, Inc. as “Marqeta,” the “Company,” “we,” “us,” or “our.” The contents of our websites are not intended to be incorporated by reference into this Proxy Statement or in any other report or document we file with the Securities and Exchange Commission (the “SEC”), and any references to our websites in this Proxy Statement are intended to be inactive textual references only, unless specifically noted otherwise.
This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider when voting. Please carefully read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (“fiscal year 2024”) (the “2024 Annual Report”) before voting.

2025 Annual Meeting of Stockholders
Date and Time	Record Date	Place	Who Can Attend and Vote
June 12, 2025 11:30 AM ET	April 21, 2025	www.virtualshareholdermeeting.com/MQ2025	Stockholders of record at the close of business on April 21, 2025

Proposals and Board Recommendations
Item	Proposal	Board Recommendation	Page
1	Election of three Class I directors	FOR each nominee	6
2	Ratification of KPMG LLP as our independent registered public accounting firm	FOR	23
3	Approval on a non-binding advisory basis of the compensation of our named executive officers	FOR	26
2024 Financial and Operating Highlights
Marqeta had a transformative fiscal year 20241:
•Total Processing Volume increased by 31% year-over-year, from $222 billion in 2023 to $291 billion in 2024.
•Net Revenue decreased by $169 million, or 25% year-over-year, primarily driven by the Company’s contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to the revenue presentation. The impact of fees owed to issuing banks and card networks related to the Cash App primary card network volume, which are netted against revenue earned from the Cash App program within Net Revenue, was a reduction of $265 million, negatively impacting the growth rate by 39%. In prior periods, these costs were included within Cost of Revenue.
•Gross Profit increased by $22 million, or 7% year-over-year. Gross Margin was 69% for the year ended December 31, 2024.
•Net Income increased by $250 million year-over-year to $27 million, primarily driven by the one-time reversal of $145 million in share-based compensation recognized in prior years stemming from the forfeiture of the Executive Chairman Long-Term Performance Award, as well as increases in gross profit growth and lower operating expenses.
•Adjusted EBITDA for the year ended December 31, 2024 was earnings of $29 million, a $31 million year-over-year improvement.
(1)See reconciliation in Annex I - Key Operating Metric and Non-GAAP Financial Measures.

Our Director Nominees
You are being asked to vote on the election of the following three Class I director nominees. Detailed information about each director can be found beginning on page 8.

Name and Principal Occupation	Age	Director Since	Independent	AC	CC	NGC	PIC	Other Public Company Boards
Jason Gardner Founder, Marqeta, Inc.	55	2010					☑	0
R. Mark Graf Former CFO, Discover Financial Services	60	2024	☑	☑				2
Wendy Thomas CEO, Secureworks (a subsidiary of Sophos, Inc.)	54	2025	☑	☑			☑	1
AC = Audit Committee CC = Compensation Committee NGC = Nomination and Governance Committee PIC = Payments Innovation Committee
About Marqeta
Marqeta’s mission is modernizing financial services by making the entire payment experience native and delightful. Marqeta’s modern platform empowers our customers to create customized and innovative payment card programs, giving them configurability and flexibility. When our customers come to us to build a payments solution, they are not just building a card, they are building a payments experience.
Our platform encompasses debit, prepaid, and credit programs, and provides banking and money movement, risk management, and rewards products. We also deliver robust card program management, allowing our customers to embed Marqeta in their offerings without having to build certain complex elements or customer support services.
Our Board of Directors
Our directors possess a diverse range of skills, experience, qualifications, and perspectives, as well as a range of tenures, that allow the Board to effectively oversee the business, ensuring alignment with long term strategic decisions and the interests of our stockholders.

91%	Independent Directors	6	Directors Added Since 2022

4 Years	Average Director Tenure
See page 8 for individual details for each director, including experience and qualifications.
Corporate Governance Highlights
Strong corporate governance practices are key to achieving our performance goals while maintaining the trust and confidence of our stockholders, customers, and other stakeholders. Our corporate governance practices are described in more detail beginning on page 16 and in our Corporate Governance Guidelines, which can be found at www.investors.marqeta.com/governance/governance-overview.

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Board Leadership	Independent Chair
•We have an independent Chair of the Board.
•In May 2024, we entered into a transition agreement with Mr. Gardner, our then-Executive Chairman, in connection with his transition to a non-employee director. The transition agreement included, among other things, the voluntary conversion of 17.71 million outstanding shares of his Class B common stock into shares of Class A common stock on a one-for-one basis.

As a result of the voluntary conversions, Mr. Gardner beneficially owned effective voting power of approximately 40% as of May 6, 2024.
Director Independence	91% Independent
•10 of our 11 directors are independent.
•The Audit Committee, the Compensation Committee, and the Nomination and Governance Committee are each composed exclusively of independent directors.
Board Risk Oversight	Active Oversight of Strategy and Enterprise Risk
•The Board actively engages in strategic planning through an integrated, risk-informed approach that supports our long-term growth.
•The Audit Committee meets regularly with members of management to review and discuss risk assessment and risk management policies and procedures, including with respect to artificial intelligence and cybersecurity.

•The Compensation Committee meets regularly with members of management to review risks associated with our compensation policies and practices.
•The Nomination and Governance Committee meets regularly with members of management to review risks associated with corporate governance policies and practices.
•The Payments Innovation Committee meets regularly with members of management to review risks associated with innovation and technology, including risks associated with our intellectual property strategy.

Stock Ownership Requirements	Robust Director and Officer Stock Ownership Guidelines
•Within five years of joining the Board, our non-employee directors are expected to hold shares of Marqeta common stock equal in value to five times their annual cash retainer.
•Our Chief Executive Officer is expected to hold shares of Marqeta common stock equal in value to five times his or her salary, and our other named executive officers (“NEOs”) are expected to hold shares of Marqeta common stock equal in value to 1.5 times their annual salary.

•We do not allow our employees, including our executive officers, or our directors to pledge shares as collateral or hedge the economic risk of owning shares of Marqeta.
Governance Matters	Strong Corporate Governance
•The independent directors regularly meet in executive sessions without management present, and our Board Chair presides over those sessions.
•The Board and its committees conduct annual self-assessments.
•We have a comprehensive orientation program for new directors.
•Ongoing focus on Board succession includes committee and chair refreshment - during 2024, a new Chair of the Audit Committee was nominated, among other changes to certain committee roles.
•Our independent directors have complete access to management and other senior level executives.
•We have no poison pill.
3    2025 PROXY STATEMENT

Executive Compensation Highlights
You are being asked to vote on an advisory basis on the compensation paid to the Company’s NEOs as described in this Proxy Statement, including the Compensation Discussion & Analysis and Compensation Tables beginning on page 29.
For fiscal year 2024, the Compensation Committee and the Board approved changes to executive officer compensation that were intended to further strengthen the alignment of pay and performance, as well as focus executives on creating long-term stockholder value. These changes included:

2024 Compensation Highlights
•Adjusted base salaries and bonus targets for our NEOs to align their cash compensation with market pay levels, our compensation philosophy, and each executive’s role within the Company.
•Granted long-term equity awards in the form of both time-based restricted stock units and performance-based restricted stock units.

Our executive compensation program is designed to:
•Recruit, reward, and retain highly qualified executive officers.
•Align the long-term interests of stockholders and executive officers.
•Motivate our executive officers by giving them a stake in our growth.
•Provide compensation packages that are competitive and reasonable relative to peers, the overall market, and individual performance.

We meet these objectives through our compensation mix, including base salary, short-term incentives, including annual cash incentives (“ACI”), and long-term incentives.

FY 2024 CEO Target Compensation Mix	FY 2024 Other NEO Target Compensation Mix

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What We Do	What We Don’t Do
•Align pay with performance
•Set target compensation at reasonable, market-competitive levels
•Allocate significant ratio of NEO compensation to equity incentives to foster alignment with stockholder interests
•Utilize rigorous performance metrics that reflect our strategic priorities
•Use a representative peer group of comparable financial technology, internet, and software companies, as well as relevant compensation survey data, when setting executive compensation
•Perform an annual risk assessment of the Company’s compensation program by the Compensation Committee

•Do not permit any of our employees or directors to engage in short sales, hedging, pledging, or transactions in derivatives of our securities
•Do not offer fixed term (vs. “at-will”) employment for our NEOs
•Do not provide our NEOs with any enhanced deferred compensation, special retirement, or pension plans that are not generally available to all of our employees
•No tax gross-ups on executive change-in-control payments
•No special health benefits: NEOs are eligible for the same health benefits as other employees
•No significant perquisites to NEOs
•No severance payments to NEOs who voluntarily terminate their employment
•Do not time equity award grants to the release of material non-public information

5    2025 PROXY STATEMENT

Proposal 1	Election of Directors
Our Board is currently composed of eleven members. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of approximately three years. At the Annual Meeting, three Class I directors will be elected to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation, or removal.
Nominees
Our Board has nominated Jason Gardner, R. Mark Graf, and Wendy Thomas for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Gardner and Graf and Ms. Thomas will serve as Class I directors until the 2028 annual meeting of stockholders and until their successors are elected and qualified or their earlier death, resignation, or removal. Messrs. Gardner and Graf and Ms. Thomas are currently directors of Marqeta.
If you are a stockholder of record and you sign your proxy card or vote over the internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Messrs. Gardner and Graf and Ms. Thomas. We expect that Messrs. Gardner and Graf and Ms. Thomas will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your brokerage firm, bank, or other nominee, then your brokerage firm, bank, or other nominee will not have discretionary authority to vote your shares. Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
Vote Required
The election of directors requires a plurality vote of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Accordingly, the three nominees receiving the highest number of votes cast “FOR” will be elected. Any shares voted “WITHHOLD” and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the outcome of the election.

The Board recommends a vote “FOR” the election of Messrs. Gardner and Graf and Ms. Thomas as Class I directors to serve until the 2028 annual meeting of stockholders, with each nominee to serve until his or her successor is elected and qualified.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business is managed under the direction of our Board, which is currently composed of eleven members. Ten of our eleven directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Our Board is divided into three classes with staggered terms. At each annual meeting of stockholders, a class of directors will be elected for an approximate three-year term to succeed the same class whose term is then expiring. Effective as of the conclusion of the Annual Meeting, our Board size will be reduced to nine members.
Upon the recommendation of our Nomination and Governance Committee, we are nominating Jason Gardner, R. Mark Graf, and Wendy Thomas as Class I directors at the Annual Meeting. If elected, Messrs. Gardner and Graf and Ms. Thomas will each hold office until the annual meeting of stockholders to be held in 2028 and until their successors are elected and qualified or until such director’s earlier death, resignation, or removal.
The following table sets forth the names, ages as of April 21, 2025, and certain other information for each of the director nominees, continuing directors, and our departing directors:

Name	Age	Independent	Title
Class I Director Nominees(1)
Jason Gardner(2)	55		Director and Founder
R. Mark Graf(3)(4)	60	X	Director
Wendy Thomas(2)(3)(4)	54	X	Director
Class II Directors(1)
Najuma Atkinson(5)(6)	53	X	Director
Martha Cummings(3)(6)	64	X	Director
Judson (Jud) Linville(5)	67	X	Chair of the Board
Class III Directors(1)
Alpesh Chokshi(2)(5)(6)	61	X	Director
Elaine Paul(3)(4)(6)	57	X	Director
Kiran Prasad(3)(5)	48	X	Director
Departing Directors
Helen Riley(3)(4)	49	X	Director
Godfrey Sullivan(3)	71	X	Director
(1)Class I director nominees are up for election at the Annual Meeting, and will continue in office until the 2028 annual meeting of stockholders. Class II directors will continue in office until the 2026 annual meeting of stockholders. Class III directors will continue in office until the 2027 annual meeting of stockholders.
(2)Member of the Payments Innovation Committee.
(3)Member of the Audit Committee.
(4)Audit Committee financial expert.
(5)Member of the Compensation Committee.
(6)Member of the Nomination and Governance Committee.

7    2025 PROXY STATEMENT

Nominees for Election for Terms Expiring in 2028 (Class I)
Jason Gardner
Age: 55 Director since: 2010 Committees: Payments Innovation
Key Board Contributions and Qualifications
Mr. Gardner’s extensive career in the IT and financial services sectors is highlighted by his experience as Marqeta’s Founder and former Chief Executive Officer. Having founded several other firms, Mr. Gardner provides a critical entrepreneurial perspective as well as strategic planning, market analysis, and stakeholder management expertise. His unique insights into the electronic payments space and the innovation required to effectively meet customer demands are instrumental to advancing Marqeta’s strategy. We believe that Mr. Gardner is qualified to serve as a member of our Board because of his experience and perspective as our Founder and former Chief Executive Officer.

Professional Experience
Marqeta, Inc. (NASDAQ: MQ)
■Executive Chair (2023–2024)
■Founder and CEO (2010–2023)

Education
■BA, Political Science, Arizona State University

R. Mark Graf
Age: 60 Director since: 2024 Committees: Audit (Chair) Other Public Company Boards: Harmony Biosciences Holdings (NASDAQ: HRMY) (since 2020) Signet Jewelers Ltd. (NYSE: SIG) (since 2017)
Key Board Contributions and Qualifications
Mr. Graf has more than 30 years of experience in treasury, financial planning, accounting, corporate development, and business line management at major public financial firms. His extensive expertise in capital analysis, consumer credit, and financial management, along with his experience in risk management enables him to provide valuable insights to the Board as it oversees strategy and business development. We believe that Mr. Graf is qualified to serve as a member of our Board because of his experience in management and his knowledge of the global financial services and payments industry.

Professional Experience
Discover Financial Services (NYSE: DFS), an American financial services firm
■CFO (2011-2019)
■Chief Accounting Officer (2011-2012)

Education
■BS, Economics, Wharton School of Business, University of Pennsylvania

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Wendy Thomas
Age: 54 Director since: 2025 Committees: Audit Payments Innovation Other Public Company Boards: IonQ, Inc. (NYSE: IONQ) (since 2022) SecureWorks Corp. (previously public) (2021-2025)
Key Board Contributions and Qualifications
Ms. Thomas is a renowned business leader in global cybersecurity and a senior finance executive with over 25 years of experience in strategic and functional leadership roles across multiple technology-driven companies, including in her most recent role as CEO of global cybersecurity company, Secureworks. Her experience in management, deep knowledge of cybersecurity, and expertise in finance and strategic planning provides valuable insights to board deliberations on performance, risk identification, and operational strategy. We believe that Ms. Thomas is qualified to serve as a member of our Board because of her experience in management, knowledge of global cybersecurity and finance trends, and her experience as a board member of public companies.

Professional Experience
SecureWorks Corp. (formerly NASDAQ: SCWX), a global cybersecurity company acquired by Sophos in 2025
■Chief Executive Officer (since 2021)
■President (2020-2023)
■Senior Vice President of Strategy and Chief Product Officer (2018-2020)
■Vice President, Strategic & Financial Planning (2015-2018)

Education
■BA, Economics and Foreign Affairs, University of Virginia
■MBA, Finance, University of South Carolina

9    2025 PROXY STATEMENT

Incumbent Directors Whose Terms Expire in 2026 (Class II)
Najuma Atkinson
Age: 53 Director since: 2023 Committees: Compensation (Chair) Nomination and Governance
Key Board Contributions and Qualifications
Ms. Atkinson has extensive global human resource management experience and a demonstrated track record of successfully developing talent and creating strong, enduring positive workplace cultures. Her data-driven approach and expertise in implementing technologies to enhance employee experience contributes to important board considerations regarding the alignment of human capital strategy with overall business objectives. We believe that Ms. Atkinson is qualified to serve as a member of our Board because of her extensive experience in executive leadership at several public companies.

Professional Experience
Najuma Atkinson Consulting, executive coaching, assessment, and advisory services
■CEO (since 2025)
Hasbro, Inc. (NASDAQ: HAS), a play and entertainment company
■EVP, Chief People Officer and Special Advisor (2021-2025)
Dell Technologies (NYSE: DELL), an information technology company
■SVP of Global HR Services (2019-2021)
■Various roles of increasing responsibility in the Human Resources, Customer Experience, and Strategy functions (1999-2019)

Education
■BA, Political Science, Fisk University
■MBA, Organizational Management, Trevecca Nazarene University

Martha Cummings
Age: 64 Director since: 2021 Committees: Audit Nomination and Governance (Chair)
Key Board Contributions and Qualifications
Ms. Cummings brings over three decades of experience in financial services and expertise in a wide variety of responsibilities including risk management, regulatory supervision, investment banking, and business transformation. Her extensive knowledge of the global financial services industry, risk identification and mitigation, as well as her regulatory experience provide valuable insights related to strategic planning and international expansion. We believe that Ms. Cummings is qualified to serve as a member of our Board because of her experience in management and her knowledge of the global financial services industry.

Professional Experience
Boston Consulting Group, a strategic management consulting group
■Senior Advisor (since 2023)
Wells Fargo Bank, N.A. (NYSE: WFC), a multinational financial services company
■EVP, Head of Compliance, Strategy & Operations (2018-2020)
Federal Reserve Bank of New York, one of 12 reserve banks in the Federal Reserve System
■SVP and Senior Supervisory Officer (2012-2018)

Education
■BA, Economics, University of Minnesota
■MA, International Studies, Lauder Institute, University of Pennsylvania
■MBA, Wharton School of Business, University of Pennsylvania

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Jud Linville
Age: 67 Independent Chair of the Board since 2024 Director since: 2020 Committees: Compensation
Key Board Contributions and Qualifications
Mr. Linville’s more than three decades of executive experience spans financial services, technology, media, and marketing. While serving as Citigroup’s CEO of Global Cards and Consumer Services, he led the largest global credit card franchise, and was responsible for running digital, marketing, and data/analytics efforts across all consumer lines of business. His extensive track record of driving digital and mobile transformation at leading organizations provides the Board and management with valuable perspectives on leveraging emerging technologies to promote business growth. We believe that Mr. Linville is qualified to serve as a member of our Board because of his extensive business experience in the financial industry, his experience in management, and his knowledge of the industry in which we operate.

Professional Experience
General Atlantic LLC, a global growth equity firm
■Senior Advisor (2019-2024)
Citigroup, Inc (NYSE: C), a global financial services company
■CEO of Global Cards and Consumer Services (2010-2018)
American Express Co (NYSE: AXP), multinational financial services company
■President and CEO of Consumer Services (2006-2010)
■Various executive roles in American Express International, Global Commercial Service, Service Delivery, and Consumer Services (1989-2006)

Education
■BA, Psychology, Lafayette College
■PsyD, Clinical Psychology, College of Medicine, Drexel University

11    2025 PROXY STATEMENT

Incumbent Directors Whose Terms Expire in 2027 (Class III)
Alpesh Chokshi
Age: 61 Director since: 2024 Committees: Compensation Nomination and Governance Payments Innovation
Key Board Contributions and Qualifications
Mr. Chokshi is a seasoned senior executive with significant leadership experience in the global financial services sector. His multifaceted business development experience – spanning corporate strategy, M&A, and driving the success of innovative technology platforms – provides him with deep expertise in new market expansion, building and managing critical client and partner relationships, and implementing strategic initiatives to drive growth. We believe that Mr. Chokshi is qualified to serve as a member of our Board because of his experience in management and his knowledge of the global financial services industry.

Professional Experience
Bilt Technologies, Inc. dba Bilt Rewards, a receipt data platform powering innovation in commerce (acquired Rotomaire, Inc. dba Banyan in 2025)
■Senior Advisor (since 2025)
■President (2024-2025)
Long Ridge Equity Partners, a growth investment firm
■Senior Advisor (since 2024)
Citigroup, Inc (NYSE: C), a global financial services company
■Global Head of Business Development and Strategy for Personal Banking and Wealth (2018-2023)
Visa (NYSE: V), a financial technology company
■Head of National Accounts (2015-2018)
American Express Co (NYSE: AXP), multinational financial services company
■Various roles of increasing responsibility from Chief Strategy
Officer to President of Global Payment Options (2001-2015)

Education
■BS, Electrical Engineering, University of Pennsylvania
■BS, Economics, University of Pennsylvania
■MBA, Wharton School of Business, University of Pennsylvania

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Elaine Paul
Age: 57 Director since: 2025 Committees: Audit Nomination and Governance Other Public Company Boards: Sabre (NASDAQ: SABR) (since 2024)
Key Board Contributions and Qualifications
Ms. Paul is a proven leader and growth driver in technology-driven industries, with extensive financial, business development, and M&A experience at global companies. Her service in executive roles at Lyft, Amazon, Hulu, and Disney, including most recently as CFO of Lyft, Inc., showcases her management expertise, global experience, and expertise in financial and strategic planning. This experience provides valuable insights to board deliberations on performance, risk identification, and operational strategy. Ms. Paul’s background informs her ability to provide key insights concerning long-term strategic and financial planning. We believe that Ms. Paul is qualified to serve as a member of our Board because of her experience as a CFO and in management, her deep finance and strategy expertise, transactional experience, and experience as a board member of a public company.

Professional Experience
Lyft, Inc. (NASDAQ: LYFT), a peer-to-peer marketplace for on-demand ridesharing
■CFO (2022-2023)
Amazon Studios (NASDAQ: AMZN), a division of Amazon.com, Inc., an e-commerce company
■CFO and Vice President of Finance (2019-2021)
Hulu, LLC, a streaming service company
■CFO (2013-2019)
The Walt Disney Company (NYSE: DIS), a global entertainment company
■Various senior positions, including as Senior Vice President, Corporate Strategy, Business Development and Technology (1994-2013)

Education
■BA, Economics and History, Stanford
■MBA, Harvard Business School

13    2025 PROXY STATEMENT

Kiran Prasad
Age: 48 Director since: 2022 Committees: Audit Compensation
Key Board Contributions and Qualifications
Mr. Prasad is an accomplished engineer and product strategist with a proven track record of developing innovative consumer platforms. With over 20 years of engineering and product development experience, he has successfully led global brands and managed international teams. In addition to his deep knowledge of mobile and desktop application technology, he brings valuable expertise in strategic planning, product development, and enhancing the consumer experience. We believe that Mr. Prasad is qualified to serve as a member of our Board because of his extensive business experience in product and technology, his experience in management, and his knowledge of the industry that we operate in.

Professional Experience
McKinsey & Company, a strategic management consulting group
■Senior Business Advisor (since 2025)
Big Basin Labs, a software company
■CEO & Co Founder (since 2024)
NextDoor Holdings (NYSE: KIND), a social media company that operates a networking service for neighborhoods
■Head of Product (2021-2023)
LinkedIn, a networking-focused social media platform and subsidiary of Microsoft Corporation
■VP of Product (2018-2021)
■Various senior engineering roles (2011-2018)

Education
■BS, Computer Science and Computational Mathematics, Michigan State University
■MS, Computer Science, University of Michigan

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Departing Directors
Helen Riley
Age: 49 Director since: 2020 Committees: Audit Other Public Company Boards: Eventbrite (NYSE: EB) (since 2018)
Key Board Contributions and Qualifications
Ms. Riley is a seasoned senior finance executive with extensive experience advising on business investment strategy at innovative global companies, including in her current role as CFO of X Development – Alphabet, Inc.’s “moonshot” research and development-focused subsidiary. Her experience in management, deep knowledge of the global financial services sector, and expertise in financial and strategic planning provides valuable insights to board deliberations on performance, risk identification, and operational strategy. Ms. Riley will be departing from our Board following the Annual Meeting, and we thank her for her service as a director.

Professional Experience
X Development, LLC, a research and development company and subsidiary of Alphabet, Inc.
■Combined CFO and COO (since 2023)
■CFO (2015-2023)
Google (now Alphabet, Inc.) (NYSE: GOOG), an internet-related services and products company
■Senior Financial Director, Global Marketing & Global G&A (2011-2015)
■Various senior finance roles (2003-2011)

Education
■BA, Philosophy, Politics and Economics, University of Oxford
■MA, University of Oxford
■MBA, Harvard Business School

Godfrey Sullivan
Age: 71

Director since: 2021

Committees:
Audit

Other Public Company Boards:
GitLab Inc. (NASDAQ: GTLB), (since 2020)
CrowdStrike Holdings (NASDAQ: CRWD), (since 2017)
Splunk (NASDAQ: SPLK), Chair (2011-2019)

Key Board Contributions and Qualifications
Mr. Sullivan is a renowned business leader in global enterprise software, with more than 30 years of experience driving growth at innovative, disruptive, and high-value public companies. As CEO of Splunk he led the company’s IPO – the first big data company to enter the public market and one of the most successful technology IPOs in recent history. His extensive technology and business leadership experience provide significant contributions to the Board’s consideration of long-term strategy planning. Mr. Sullivan will be departing from our Board following the Annual Meeting, and we thank him for his service as a director.

Professional Experience
Splunk, Inc. (formerly NASDAQ: SPLK), a software company helping businesses collect, analyze, and visualize data (acquired by Cisco Systems, Inc. in 2024)
■President and CEO (2008-2015)
Hyperion Solutions, a software company specializing in vertical transportation (acquired by Oracle Corporation in 2007)
■President and CEO (2001-2007)

Education
■BA, Real Estate and Economics, Hankamer School of Business, Baylor University

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Director Independence
Our Class A common stock is listed on Nasdaq. Under the listing standards of Nasdaq, a majority of our Board must be independent directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nomination and governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the listing standards of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board has undertaken a review of the independence of each director and director nominee and has determined that each of Mmes. Atkinson, Cummings, Paul, Riley, and Thomas and Messrs. Chokshi, Graf, Linville, Prasad, and Sullivan is “independent” as that term is defined under the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Corporate Governance Guidelines allow our Board to determine the board leadership structure that best serves the interests of Marqeta and our stockholders based on the evolving needs of the Company.
In May 2024, Mr. Gardner informed the Board, and the Company agreed, that Mr. Gardner would step down from his position as Executive Chairman in June 2024. The Board appointed Mr. Linville to serve as independent Board Chair as of June 2024. As Board Chair, Mr. Linville presides over meetings of our Board and promotes effective communication and consideration of matters presented to the Board through his role in participating in the development of meeting agendas, advising committee chairs, and facilitating communications between independent directors, the former Executive Chairman, and management. Our Board believes that Mr. Linville brings abundant financial expertise and business acumen from his extensive experience in the financial industry, as well as his past experience as the Chief Executive Officer of Global Cards and Consumer Services at Citigroup Inc., and in various leadership roles at American Express Company, that helps ensure strong and independent oversight and effective collaboration among the directors.
The Board believes this leadership structure sets an appropriate tone for effective and efficient leadership and oversight by independent directors.

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Board and Committee Meetings

	Members	Meetings Held During 2024
Board of Directors	All directors	13
Audit Committee	R. Mark Graf (Chair) Martha Cummings Elaine Paul Kiran Prasad Helen Riley Godfrey Sullivan Wendy Thomas	13
Compensation Committee	Najuma Atkinson (Chair) Alpesh Chokshi Judson Linville Kiran Prasad	5
Nomination and Governance Committee	Martha Cummings (Chair) Najuma Atkinson Alpesh Chokshi Elaine Paul	4
Payments Innovation Committee	Jason Gardner (Chair) Alpesh Chokshi Wendy Thomas	2
At the regularly scheduled meetings of the Board, it is the practice of the Board to hold an executive session without management present, as well as a separate executive session with just the independent directors. At each of these sessions, the Chair of the Board presides over such sessions.
During fiscal year 2024, each incumbent director attended at least 75% of the meetings of the Board and the committees on which he or she served (held during the period for which he or she has been a director).
Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, our directors to attend. Eight of the then ten members of our Board attended our annual meeting of stockholders held in 2024.
Committees of the Board
Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nomination and Governance Committee, and the Payments Innovation Committee. Each of our standing committees operates under a written charter that complies with the applicable requirements of the Nasdaq listing standards and the applicable rules and regulations of the SEC. Each of the charters is posted on the “Governance” section of our investor relations website at https://investors.marqeta.com/governance/governance-overview.
In fiscal year 2024, the Board refreshed its committee membership by nominating a new Chair of the Audit Committee and by rotating certain existing committee roles among the directors.
Audit Committee. Our Audit Committee consists of Mmes. Cummings, Paul, Riley, and Thomas and Messrs. Graf, Prasad, and Sullivan, with Mr. Graf serving as Chair. The composition of our Audit Committee meets the requirements for independence under current Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that Mmes. Paul, Riley, and Thomas and Mr. Graf are audit committee financial experts within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our Audit Committee is responsible for, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
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•helping to ensure the independence and performance of the independent registered public accounting firm;
•reviewing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
•overseeing procedures for employees to submit concerns anonymously about questionable accounting or other matters;
•reviewing our financial statements and our critical accounting estimates, policies, and practices;
•reviewing the adequacy of our internal controls;
•reviewing our policies on risk assessment and risk management;
•reviewing related-party transactions;
•pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•overseeing the performance of our internal audit function.
Compensation Committee. Our Compensation Committee consists of Ms. Atkinson and Messrs. Chokshi, Linville, and Prasad, with Ms. Atkinson serving as Chair. The composition of our Compensation Committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Each member of the Compensation Committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our Compensation Committee is to discharge the responsibilities of our Board relating to compensation of our executive officers. Our Compensation Committee is responsible for, among other things:
•reviewing, approving, and determining, or making recommendations to our Board regarding, the compensation of our executive officers;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our Board regarding, incentive compensation and equity plans; and
•establishing and reviewing general policies relating to compensation and benefits of our employees.
Nomination and Governance Committee. Our Nomination and Governance Committee consists of Mmes. Cummings, Atkinson, and Paul and Mr. Chokshi, with Ms. Cummings serving as Chair. The composition of our Nomination and Governance Committee meets the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Our Nomination and Governance Committee is responsible for, among other things:
•identifying, evaluating, and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•evaluating the performance of our Board and of individual directors;
•considering and making recommendations to our Board regarding the composition of our Board and its committees;
•reviewing developments in corporate governance practices;
•oversight of matters pertaining to corporate responsibility practices and reporting;
•evaluating the adequacy of our corporate governance practices and reporting; and
•developing and making recommendations to our Board regarding corporate governance guidelines and matters.
Payments Innovation Committee. Our Payments Innovation Committee consists of Ms. Thomas and Messrs. Chokshi and Gardner, with Mr. Gardner serving as Chair. Our Payments Innovation Committee is responsible for, among other things:
•providing oversight and guidance to the Company on its innovation and technology approach, including technology initiatives, research, development, and engineering programs, customer engagement initiatives, and competitive scans;

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•offering advice and insights to our Board in understanding, evaluating, and approving investment decisions relating to research, development, growth, and deployment of new technologies;
•reviewing significant fintech issues and trends relevant to the Company’s business; and
•reviewing the Company’s overall intellectual property approach and related risks.
Role of the Board in Risk Oversight
Our Board has responsibility for the oversight of our risk management and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including platform operations, finance, legal, cybersecurity, and strategic risk.
Specifically, our Audit Committee oversees management of key risks, as well as our risk-management governance, policies, and processes. These key risks include risks related to: platform operations; revenue concentration; relationships with banks; financial risks; the reconciliation of funds; platform performance and reliability; artificial intelligence; and cybersecurity, among others. Our Compensation Committee oversees risks associated with our compensation policies and practices, including determining whether such policies and practices encourage excessive risk-taking; reviewing the relationship between risk management policies and compensation; and evaluating compensation policies and practices that could mitigate any such risk. Our Nomination and Governance Committee oversees risks associated with corporate governance policies and practices, including composition of our Board; developments in corporate governance practices; and our corporate responsibility practices. Our Payments Innovation Committee oversees risks associated with our innovation and technology, including any risks in our intellectual property approach.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee membership during fiscal year 2024 is listed above; in addition, Ms. Geraldine (Gerri) Elliott also served on the Compensation Committee for a portion of the year before departing from our Board in June 2024, following our 2024 annual meeting of stockholders. None of the members of our Compensation Committee is or has been an officer or employee of Marqeta. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or our Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nomination and Governance Committee uses a variety of methods for identifying and evaluating potential director candidates. In its evaluation of director candidates, including the current directors eligible for re-election, our Nomination and Governance Committee will consider the current size and composition of our Board and the needs of our Board and its committees. Some of the qualifications that our Nomination and Governance Committee considers include, without limitation, experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, and such other relevant factors that may be appropriate in the context of the needs of the Board. Although our Board does not maintain a specific policy with respect to board diversity, our Board believes that the board should be composed of members with diverse perspectives and experiences, and the Nomination and Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the Nomination and Governance Committee may take into account the benefits of diverse viewpoints. Any search firm retained by our Nomination and Governance Committee to find director candidates (for which it would be paid a fee) would be instructed to take into account all of the considerations used by our Nomination and Governance Committee. The Nomination and Governance Committee retained Heidrick & Struggles International, Inc. (“Heidrick & Struggles”) in
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2022 to assist in identifying and evaluating potential director candidates. Mr. Graf and Ms. Paul were identified by Heidrick & Struggles as potential director candidates and were appointed as members of our Board on July 19, 2024 and April 18, 2025, respectively. Ms. Thomas was identified by a non-employee director and Heidrick & Struggles as a potential director candidate and was appointed as a member of our Board on April 18, 2025. After completing its review and evaluation of director candidates, our Nomination and Governance Committee recommends to our full Board the director nominees for selection.
Stockholder Recommendations for Nominations to the Board
The Nomination and Governance Committee considers director candidates recommended by stockholders. Stockholders may recommend a candidate by writing to our Corporate Secretary at the address listed on page 72 of this Proxy Statement, and including all information that our bylaws require for director nominations. The Nomination and Governance Committee evaluates director candidates submitted by stockholders in the same manner in which it evaluates other director candidates.
Communications with the Board
Interested parties wishing to communicate with our independent directors may do so by writing to the Board or to the particular member or members of our Board and mailing the correspondence to our Corporate Secretary at our address listed on page 72 of this Proxy Statement via U.S. Mail or Expedited Delivery Service. Our Corporate Secretary or their designee will initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our investor relations webpage at www.investors.marqeta.com in the “Governance” section. We intend to post any amendments to our Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.

Insider Trading Policy; Prohibition on Hedging, Short Sales, and Pledging
Our Board has adopted an Insider Trading Policy that applies to all our employees, directors, and officers. This policy governs the purchase, sale, and/or other dispositions of our securities by directors, officers, and employees, and is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any listing standards applicable to Marqeta. Among other things, it prohibits hedging or monetization transactions with respect to our common stock, including using financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin, or holding it in a margin account, and pledging our shares as collateral for a loan. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report. In addition, with regard to Marqeta’s trading in its own securities, it is our policy to comply with the applicable federal securities laws and exchange listing standards.
Non-Employee Director Compensation
Our Board has approved a compensation policy for our non-employee directors (the “Director Compensation Policy”), pursuant to which our non-employee directors receive the compensation described in the table below. The Director Compensation Policy was developed with input from the Board’s independent compensation consultant, Compensia, Inc., regarding practices and

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compensation levels at comparable companies. The Director Compensation Policy is designed to attract, retain, and reward non-employee directors.

Element of Compensation	Cash	Equity
Annual Cash Retainer for Service on the Board	$50,000
Initial Equity Grant upon Election to the Board		$400,000
Annual Equity Grant		$200,000
Annual Board Chair Equity Retainer		$50,000
Annual Audit Committee Chair Retainer	$20,000
Annual Compensation Committee Chair Retainer	$15,000
Annual Nomination and Governance Committee Chair Retainer	$10,000
Annual Payments Innovation Committee Chair Retainer	$50,000
Our Director Compensation Policy provides that each non-employee director that is elected to our Board is granted a one-time restricted stock unit (“RSU”) award of our Class A common stock with a value of $400,000 (the “Initial Grant”). The Initial Grant will vest in three equal annual installments commencing on the first anniversary of the grant date, subject to continued service through the applicable vesting date. Furthermore, on the date of each of our annual meetings of stockholders, each non-employee director who will continue as a non-employee director following such meeting is granted an RSU award of our Class A common stock with a value of $200,000 (the “Annual Grant”). The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service through the applicable vesting date. Such awards are subject to full acceleration of vesting upon a “sale event” as defined in our 2021 Stock Option and Incentive Plan (the “2021 Plan”).
The policy also provides for a $50,000 RSU award (the “Chairperson Grant”), for annual service as the independent chair of our board, in addition to the $50,000 cash retainer for annual service as a member of the Board. The Chairperson Grant has the same terms and conditions as the Annual Grant described above.
With respect to the Annual Grant and the Chairperson Grant, a non-employee director may elect to receive an amount equal to the Annual Grant and/or the Chairperson Grant in the form of cash payment which vests and will be paid in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the next annual meeting of stockholders. In order to receive cash in lieu of equity, a non-employee director must satisfy applicable stock ownership requirements and have served as a director for at least five years.
We reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of our Board or any committee thereof and we reimburse directors for continuing education programs under our Board Continuing Education Policy.
The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal year 2024.
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Fiscal Year 2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units (RSUs) ($)(1)(2)	All Other Compensation ($)	Total ($)
Najuma Atkinson	58,736	199,996	—	258,733
Alpesh Chokshi(3)	27,473	399,998	—	427,470
Martha Cummings	55,824	199,996	—	255,820
Arnon Dinur(4)	49,610	199,996	—	249,606
Geraldine Elliott(5)	22,527	—	—	22,527
Jason Gardner(6)	49,477	—	—	49,477
R. Mark Graf(3)	26,415	399,998	—	426,413
Jud Linville	50,000	249,997	—	299,997
Kiran Prasad	50,000	199,996	—	249,996
Helen Riley	57,898	199,996	—	257,895
Godfrey Sullivan	50,000	199,996	—	249,996
(1)This column reflects the aggregate grant date value of RSUs granted during fiscal year 2024 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in the notes to our consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that will be realized by the director upon the vesting of the RSUs, or the sale of the common stock underlying such RSUs.
(2)As of December 31, 2024, our non-employee directors held (i) outstanding options to purchase the number of shares of common stock as follows: Ms. Cummings (581,000); Mr. Gardner (2,438,530); Mr. Linville (600,000); Ms. Riley (600,000); and Mr. Sullivan (600,000) and (ii) unvested and outstanding RSUs as follows: Ms. Atkinson (100,114); Mr. Chokshi (76,775); Ms. Cummings (38,387); Mr. Graf (77,369); Mr. Linville (47,984); Mr. Prasad (54,290); Ms. Riley (38,387); and Mr. Sullivan (38,387).
(3)Mr. Chokshi was elected to our Board on June 13, 2024 and Mr. Graf was appointed to our Board on July 19, 2024.
(4)Mr. Dinur resigned from our Board on July 19, 2024.
(5)Ms. Elliott departed from our Board on June 13, 2024, following our 2024 annual meeting of stockholders.
(6)Mr. Gardner became a non-employee director on June 13, 2024. The amounts reported in the “Fees Earned or Paid in Cash” and “Total” columns reflect prorated amounts received during the remainder of fiscal year 2024.

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Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025.
At the Annual Meeting, stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Stockholder ratification of the appointment of KPMG is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, our Audit Committee will consider the outcome of the vote in determining whether to retain this firm for our fiscal year ending December 31, 2026. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2025 if our Audit Committee believes that such a change would be in the best interests of Marqeta and its stockholders. A representative of KPMG is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by KPMG for our fiscal year ended December 31, 2024 and by Ernst & Young LLP (“EY”) for our fiscal year ended December 31, 2023.

	Fiscal Year 2024	Fiscal Year 2023(1)
Audit Fees(2)	$3,771,077	$5,330,000
Audit-Related Fees(3)	$—	$—
Tax Fees(4)	$—	$109,350
All Other Fees	$—	—
Total Fees	$3,771,077	$5,439,350
(1)Audit Fees for the year ended December 31, 2023 include an additional $100,000 of incremental work performed in fiscal year 2024.
(2)“Audit Fees” consisted of fees for professional services provided in connection with the audit of our consolidated financial statements (including the audit of internal control over financial reporting and certain other accounting consultations), quarterly reviews of interim condensed consolidated financial statements, and (i) for fiscal year 2024, regulatory and other related matters and (ii) for fiscal year 2023, review of registration statements.
(3)“Audit-Related Fees” consisted of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements not reported as “Audit Fees.” We did not incur Audit-Related Fees in fiscal year 2024 or fiscal year 2023.
(4)“Tax Fees” related to professional services rendered in connection with tax advisory services to assist the Company with an analysis of its federal and state research tax credit claims.
Auditor Independence
In fiscal year 2024, there were no other professional services provided by KPMG that would have required our Audit Committee to consider their compatibility with maintaining the independence of KPMG.
Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
Our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence.
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Changes in Independent Registered Public Accounting Firm
On March 1, 2024, our Audit Committee dismissed EY as our independent registered public accounting firm, and approved the engagement of KPMG as our independent registered public accounting firm for fiscal year 2024. The dismissal of EY was not related to any disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.
Other than as described below, the reports of EY on our consolidated financial statements as of and for fiscal year 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
During fiscal year 2023, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to EY’s satisfaction, would have caused EY to make reference thereto in their reports.
During fiscal year 2023, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except for:
•The material weakness in our internal control over financial reporting as initially reported in Part I, Item 4 of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, as filed with the SEC on May 9, 2023, related to business combination accounting.
•The material weakness in our internal control over financial reporting as initially reported in Part II, Item 9A of our 2023 Annual Report related to information technology (“IT”) general controls in user access over certain IT systems that support our revenue and related financial reporting processes. As a result, the related process-level IT dependent manual controls, certain change management controls, and automated application controls for certain key IT systems were also deemed ineffective for the period ended December 31, 2023.
The above reportable events were discussed between the Audit Committee and EY. EY was authorized by us to respond fully to the inquiries of KPMG, the successor independent registered public accounting firm, concerning these reportable events.
We provided EY with a copy of the above disclosures as included in the Current Report on Form 8-K we filed with the SEC on March 7, 2024, and requested that EY furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in that Form 8-K and, if not, stating the respects in which it does not agree. A copy of the letter provided by EY, dated March 7, 2024, is filed as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.
During fiscal year 2024 and fiscal year 2023, neither we nor anyone acting on our behalf consulted with KPMG regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.
Vote Required
The ratification of the appointment of KPMG requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

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AUDIT COMMITTEE REPORT*
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Marqeta specifically incorporates this report or a portion of it by reference.
The Audit Committee assists the Board in oversight of (1) the integrity of Marqeta’s financial statements, (2) Marqeta’s compliance with legal and regulatory requirements, (3) the qualifications, independence, and performance of Marqeta’s auditors engaged for the purpose of issuing an audit report or performing other audit, review, or attest services for Marqeta, (4) Marqeta’s governance, policies, and processes for monitoring and mitigating risks, and (5) the performance of Marqeta’s internal audit function. KPMG LLP was responsible for auditing the financial statements prepared by management for the fiscal year ended December 31, 2024.
In connection with our review of Marqeta’s audited financial statements for the fiscal year ended December 31, 2024, we relied on reports received from KPMG LLP as well as the advice and information we received during discussions with management. In this context, we hereby report as follows:
a.the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management;
b.the Audit Committee has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;
c.the Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence from Marqeta; and
d.based on the review and discussion referred to in paragraphs (a) through (c) above, the Audit Committee recommended to the Board that the audited financial statements be included in Marqeta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Members of the Audit Committee:
R. Mark Graf (Chair)
Martha Cummings
Kiran Prasad
Helen Riley
Godfrey Sullivan

*This Audit Committee Report does not reflect the changes in composition of the Audit Committee that occurred after our 2024 Annual Report was filed with the SEC.
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Proposal 3	Advisory Vote on the Compensation of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to express their view, on a non-binding advisory basis, on the compensation of our named executive officers (commonly known as a say-on-pay vote). This say-on-pay proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Please read the section titled “Executive Compensation” for information about our executive compensation program, including details of the fiscal year 2024 compensation of our named executive officers. Our Board and our Compensation Committee believe that these policies and practices are effective in implementing our compensation philosophy and achieving our compensation program goals.
As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Vote Required
The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote “AGAINST” this proposal, and broker non-votes will have no effect.

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

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EXECUTIVE OFFICERS
The following table sets forth information for our executive officers as of April 21, 2025:

Name	Age	Title
Michael (Mike) Milotich	48	Interim Chief Executive Officer and Chief Financial Officer
Todd Pollak	50	Chief Revenue Officer
Crystal Sumner	41	Chief Administrative Officer
Mike Milotich. Mr. Milotich has served as our Chief Financial Officer since February 2022 and as our Interim Chief Executive Officer since February 2025. Prior to joining Marqeta, Mr. Milotich was Senior Vice President, Head of Corporate Finance and Investor Relations at Visa Inc., a publicly traded global financial platform company, from November 2018 to February 2022. He previously served in a number of finance roles of increasing seniority at Visa since 2011, most recently as Senior Vice President, Head of Investors Relations from April 2018 to November 2018 and Vice President, Corporate FP&A and Business Analyst Lead from December 2014 to April 2018. Mr. Milotich holds a Master of Business Administration in Strategy and Finance from the Stern School of Business at New York University and a Bachelor of Arts in Business Economics from the University of California, Santa Barbara.
Todd Pollak. Mr. Pollak has served as our Chief Revenue Officer since January 2023. Prior to joining Marqeta, Mr. Pollak was Chief Commercial Officer at Ancestry, Inc., an online family history resource, since January 2019. Prior to Ancestry, Mr. Pollak held increasingly senior sales positions at Google since joining the company in 2005. Mr. Pollak graduated from the University of Michigan with a Bachelor of Arts in English and History.
Crystal Sumner. Ms. Sumner has served as our Chief Administrative Officer and Corporate Secretary since February 2024 and was our Chief Legal Officer, General Counsel, and Corporate Secretary from February 2023 to February 2024. Prior to Marqeta, Ms. Sumner worked at Blend Labs, Inc., a publicly traded cloud banking software company, since June 2016 in various roles including most recently as the Head of Legal, Compliance, and Risk, overseeing the legal, compliance, government relations, and information security teams. She holds a Bachelor of Arts from Texas Tech University and a Juris Doctor from UC Berkeley School of Law.

27    2025 PROXY STATEMENT

EXECUTIVE COMPENSATION
This Executive Compensation section provides information regarding the fiscal year 2024 compensation program for our principal executive officer, our principal financial officer, and our three most highly compensated executive officers (other than our principal executive officer and principal financial officer) who were serving as our executive officers at the end of the last completed fiscal year, based on total compensation as determined under Rule 402 of Regulation S-K. These individuals are our “Named Executive Officers” or “NEOs.” For fiscal year 2024, our Named Executive Officers were:

Executive	Fiscal Year 2024 Title(1)
Simon Khalaf	Former Chief Executive Officer
Michael (Mike) Milotich	Chief Financial Officer
Randall (Randy) Kern	Former Chief Product and Technology Officer
Todd Pollak	Chief Revenue Officer
Crystal Sumner	Chief Administrative Officer and Corporate Secretary
(1) In February 2025, Mr. Khalaf departed from his role as Chief Executive Officer and Mr. Milotich was appointed Interim Chief Executive Officer while continuing to serve as Chief Financial Officer.
Executive Leadership Transitions
The executive team continued to evolve during fiscal year 2024 with these notable changes:
•Mr. Kern’s employment with Marqeta terminated on December 31, 2024.
•Ms. Sumner transitioned from serving as Chief Legal Officer, General Counsel, and Corporate Secretary to serving as Chief Administrative Officer and Corporate Secretary in February 2024.
In addition, on February 26, 2025, we announced that Mr. Milotich has been named Interim Chief Executive Officer, succeeding Mr. Khalaf, who had departed from his role as Chief Executive Officer and as a director.

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COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis describes the material elements of our executive compensation program during fiscal year 2024. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why we arrived at the specific compensation decisions for our Named Executive Officers in fiscal year 2024 and discusses the key factors that were considered in determining their compensation.
Executive Summary
Business Highlights
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards, giving its customers the ability to build more configurable and flexible payment experiences. Its modern architecture provides instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards, and authorize and settle payment transactions.
Marqeta had a transformative fiscal year 2024(1):
•Total Processing Volume increased by 31% year-over-year, from $222 billion in 2023 to $291 billion in 2024.
•Net Revenue decreased by $169 million, or 25% year-over-year, primarily driven by the contract renewal with Cash App, which allowed for reduced pricing and also resulted in a change to the revenue presentation. The impact of fees owed to issuing banks and card networks related to the Cash App primary card network volume, which are netted against revenue earned from the Cash App program within Net Revenue, was a reduction of $265 million, negatively impacting the growth rate by 39%. In prior periods, these costs were included within Cost of Revenue.
•Gross Profit increased by $22 million, or 7% year-over-year. Gross Margin was 69% for the year ended December 31, 2024.
•Net Income increased by $250 million year-over-year to $27 million, primarily driven by the one-time reversal of $145 million in share-based compensation recognized in prior years stemming from the forfeiture of the Executive Chairman Long-Term Performance Award, as well as increases in gross profit growth and lower operating expenses.
•Adjusted EBITDA for the year ended December 31, 2024 was earnings of $29 million, a $31 million year-over-year improvement.
(1)See reconciliation in Annex I - Key Operating Metric and Non-GAAP Financial Measures.
Fiscal Year 2024 Executive Compensation Highlights
The Compensation Committee believes that executive compensation should be strongly linked to Company performance and the creation of long-term value for our stockholders. To incentivize long-term value creation and strong financial performance, our cash and equity incentive compensation plans for fiscal year 2024 incorporated performance metrics that aligned with the key drivers of success and the health of our business. We used the following performance metrics for the performance-based compensation of our NEOs during the year:

Performance Metrics
Year-Over-Year Revenue Growth
Gross Profit
Adjusted EBITDA
Following a thorough assessment, we set target compensation for our executives to be market-competitive, supporting our ability to attract and retain best-in-industry executive talent. These compensation decisions were based on the executive’s role with the Company, our operational
29    2025 PROXY STATEMENT

and financial performance, the analysis from our independent compensation consultant, and other factors described in this Proxy Statement.
For fiscal year 2024, the Compensation Committee made the following determinations regarding compensation of our Named Executive Officers:
•Base Salaries: Adjusted base salaries for our NEOs to align their fixed cash compensation with market pay levels, our compensation philosophy, and each executive’s role within the Company.
•Annual Cash Incentives: Target cash bonuses for our NEOs under the Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) to align their target cash compensation with market pay levels, our compensation philosophy, and their role within the Company. Target bonus opportunities for fiscal year 2024 remained at the same level as in the prior year, with no revisions.
Under the Bonus Plan, our Named Executive Officers were eligible to earn cash bonus awards based on actual Company performance as measured against three pre-established financial metrics, as well as their individual performance and Compensation Committee discretion. The Compensation Committee determined that it was appropriate to provide 0% payout under the discretionary metric weighted at 15% of the total target bonus opportunity, in alignment with our stockholder experience during the recent fiscal year. The corporate funding factor for awards under the Bonus Plan in fiscal year 2024, as approved by the Compensation Committee, was 104.1% of target. In determining the final bonus amounts for the NEOs, the Compensation Committee considered each NEO’s individual performance as well as the Company’s transformation efforts and cost reduction measures intended to position the Company for future success. Named Executive Officers earned annual cash bonus awards ranging from 84.1% to 104.1% of target.
Mr. Pollak participated in a commission sales plan (the “CRO Commission Plan”) under the Bonus Plan and received an award at 96.6% of target for fiscal year 2024.
Further information on individual and company performance is discussed below.
•Long-Term Equity Awards: Beginning in fiscal year 2024, the Compensation Committee approved changes to our long-term equity award program to include both RSUs and performance stock units (“PSUs”), and the Compensation Committee decided that it will no longer grant stock options to NEOs. Key benefits of PSU awards include:
1.Performance-Based Compensation: PSUs tie executive compensation directly to the Company's performance metrics and strategic goals.
2.Long-Term Focus: PSUs have a multi-year vesting period, encouraging executives to adopt a long-term perspective, drive sustainable business practices, and participate in the Company’s value creation over time. They may also serve as a powerful retention tool.
3.Alignment with Stockholder Interests: By linking executive compensation to Company performance, PSUs incentivize executives to act in the best interests of stockholders.
4.Performance Evaluation and Measurement: The performance criteria for PSUs are set at rigorous levels at the start of the performance period, thus enabling executives to focus their efforts on achieving performance outcomes aligned with our strategic priorities.
With respect to the PSUs, a weighted average performance vesting of 107.88% was achieved for fiscal year 2024. While these PSUs vested at a relatively high level when compared to the Company’s stock price movement, the value of these PSUs was directly impacted by the stock price at the time of vesting and was equivalent to 75% of the target grant value, consistent with our stockholder experience. Additionally, all unvested options held by our NEOs were underwater as of the end of fiscal year 2024, and their intrinsic value was $0.

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The Role of Stockholder Say-on-Pay Votes
We provide our stockholders with the annual opportunity to cast an advisory vote on our NEO compensation (a “Say-on-Pay” vote). The Compensation Committee, along with the Board, was pleased to see our Say-on-Pay vote pass with 95% support at the 2024 annual meeting of stockholders, representing a 10% increase in support from the 2023 annual meeting of stockholders. The Compensation Committee takes the views of our stockholders seriously and views the support for our NEO compensation policies and practices based on the results of our most recent Say-on-Pay proposal at the 2024 annual meeting of stockholders as an indication that the principles of our executive compensation program are strongly supported by our stockholders. The Compensation Committee continues to review best practices and feedback from stockholders, however, and in order to strengthen alignment with stockholder interests, several actions were taken:
•Introduced PSUs starting with the fiscal year 2024 grants, which replaced stock options in the long-term equity award program design;
•No off-cycle special equity grants for NEOs in fiscal year 2024; all equity grants were either granted in accordance with our annual performance cycle or as part of a promotion/role change; and
•No accelerated equity upon termination in 2024.
The Compensation Committee will continue to consider the results of future Say-on-Pay votes, including results for the current year when available, when making future compensation decisions for our NEOs.
Consistent with the recommendation of our Board and the approval of our stockholders in connection with the advisory vote on the frequency of future Say-on-Pay votes conducted at our 2023 annual meeting of stockholders, we will continue to provide for annual advisory votes on the compensation of our NEOs. The next advisory vote on the frequency of future Say-on-Pay votes will occur at our 2029 annual meeting of stockholders.
Compensation Philosophy and Objectives
Our executive compensation philosophy and objective is to establish a compensation program that attracts and rewards talented individuals who possess the skills necessary to support our business objectives, expand our business, assist in the achievement of our strategic, operational, and financial goals, and create long-term value for our stockholders. In particular, our executive compensation program is designed to:
•Recruit, reward, and retain highly qualified executive officers who have the skills and leadership necessary to grow our business;
•Align the long-term interests of stockholders and executive officers;
•Motivate our executive officers by giving them a stake in our growth and prosperity and encouraging their continued service with us; and
•Provide compensation packages that are competitive and reasonable relative to peers, the overall market, and individual performance.
Principal Elements of Compensation; Fiscal Year 2024 Pay Mix
Consistent with our compensation objectives and our pay-for-performance philosophy described above, we compensate our NEOs in the form of base salaries, annual cash incentives, and long-term equity incentives consisting of RSUs and PSUs, and, prior to fiscal year 2024, stock options. The following table describes the principal elements of our executive compensation program for fiscal year 2024:

31    2025 PROXY STATEMENT

	Pay Element	Metrics	Rationale
Base Salary	Cash	N/A	Provides a fixed and stable level of income for performance of day-to-day responsibilities.
Annual Cash Incentives	Performance-based cash incentive
The Bonus Plan is based on annual net revenue growth, gross profit, adjusted EBITDA (as described below) and Compensation Committee discretion. Payouts can also be adjusted for individual performance. The CRO Commission Plan is based on new bookings and gross profit.
Motivates achievement of key annual financial and operational goals
Long-Term Equity Awards	Time-based RSUs	Continued employment	Establishes alignment between Company Gross Profit and Adjusted EBITDA and employee compensation. The mix between time-based RSUs and performance-based PSUs balances retention and stock price growth.
	Performance-based PSUs	Gross Profit Adjusted EBITDA
In fiscal year 2024, (i) 95% of our Chief Executive Officer’s target total direct compensation was performance-based or variable and (ii) on average, 91% of our other NEOs’ target total direct compensation was performance-based or variable.

FY 2024 CEO Target Compensation Mix	FY 2024 Other NEO Target Compensation Mix

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Compensation Practices
Consistent with our philosophy and to meet our objectives, we maintain the following compensation practices and policies:

What We Do	What We Don’t Do
•Align pay with performance
•Set target compensation at reasonable, market-competitive levels
•Allocate significant ratio of NEO compensation to equity incentives to foster alignment with stockholder interests
•Utilize rigorous performance metrics that reflect our strategic priorities
•Use a representative peer group of comparable financial technology, internet, and software companies, as well as relevant compensation survey data, when setting executive compensation
•Perform an annual risk assessment of the Company’s compensation program by the Compensation Committee

•Do not permit any of our employees or directors to engage in short sales, hedging, pledging, or transactions in derivatives of our securities
•Do not offer fixed term (vs. “at-will”) employment for our NEOs
•Do not provide our NEOs with any enhanced deferred compensation, special retirement, or pension plans that are not generally available to all of our employees
•No tax gross-ups on executive change-in-control payments
•No special health benefits: NEOs are eligible for the same health benefits as other employees
•No significant perquisites to NEOs
•No severance payments to NEOs who voluntarily terminate their employment
•Do not time equity award grants to the release of material non-public information

Compensation-Setting Process
The Role of Our Compensation Committee
The Compensation Committee has primary responsibility for setting the compensation of our NEOs. This includes determining each element of NEO compensation and the dollar amounts or target amounts for those elements, as well as selecting the metrics and approving any related target, threshold, and maximum levels for performance-based compensation and determining the level of actual achievement of the metrics. The Compensation Committee is also responsible for determining our peer group of companies for the purpose of comparing market levels of compensation.
The Role of Our Management Team
In making its decisions, the Compensation Committee also relies on input from management, including the Chief Executive Officer. Members of our management team provide the Compensation Committee with perspectives and advice on selecting performance metrics and related target levels and on the composition of our compensation peer group. The Chief Executive Officer also provides the Compensation Committee with compensation recommendations based on the individual performance of each NEO and, with the assistance of benchmarked data provided by the independent compensation consultant, on market levels of compensation for each NEO given his or her functional role and scope of authority. No member of management, including the Chief Executive Officer, participates in discussions about his or her own performance or compensation.
The Role of Our Independent Compensation Consultant
Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist in carrying out its responsibilities. The Compensation Committee has the authority to make all determinations regarding the engagement, fees, and services of these advisors, and any such advisor reports directly to the Compensation Committee. For fiscal year
33    2025 PROXY STATEMENT

2024, the Compensation Committee engaged Compensia, Inc. as its independent compensation consultant to:
•Advise the Compensation Committee on a competitive compensation framework relevant to a public company at our stage of development;
•Advise the Compensation Committee on the composition of our compensation peer group;
•Provide market analyses of the compensation of our directors and executives;
•Provide input on the implementation of our annual cash incentive plan and equity plan;
•Provide compensation market analyses and advise the Compensation Committee on compensation decisions related to executive hiring and certain terminations;
•Advise the Compensation Committee on public disclosures relating to our executive compensation program; and
•Assist the Compensation Committee in assessing the risks under our compensation programs.
Compensia representatives attended Compensation Committee meetings and periodically met with members of our management team in the course of carrying out its advisory work. The Compensation Committee has evaluated Compensia’s independence pursuant to Nasdaq listing standards and the relevant SEC rules and determined that no conflict of interest has arisen as a result of the work performed by Compensia.
Fiscal Year 2024 Compensation Peer Group
In setting NEO compensation for fiscal year 2024, the Compensation Committee, with the assistance of its independent compensation consultant, reviewed compensation data from a group of public companies which we believe are comparable in size and industry to us. This peer group consisted of publicly-traded companies headquartered in the U.S. with the following characteristics:
•Generally, companies in financial technology, internet, or software industries with a preference for cloud-based companies.
•Companies with revenues between 0.5x and 2.5x of Marqeta’s and a market capitalization between 0.3x and 3.0x of Marqeta’s.
•In addition, the Compensation Committee focused on companies with strong year-over-year revenue growth, a comparable time since initial public offering (“IPO”), a B2B business model, and companies that our investors use to benchmark our performance.
In August 2023, the Compensation Committee reviewed and approved the following peer group that was used to make fiscal year 2024 compensation decisions:

Fiscal Year 2024 Peer Group
ACI Worldwide Affirm Holdings Alteryx AppFolio BILL Holdings	Blackline Confluent Elastic N.V. Five9 Guidewire Software	LendingClub PagerDuty Paylocity Holding Paymentus Holding Payoneer Global	Q2 Holdings Shift4 Payments Smartsheet SoFi Technologies Zuora
The Compensation Committee refers to executive compensation surveys from Radford, an Aon Hewitt company, as needed, covering similarly situated technology companies. These surveys, as well as the peer group information, serve as data points in determining the appropriate components and amount of overall compensation.
In setting the elements of compensation for our NEOs, the Compensation Committee reviewed the base salary, annual cash incentives, total target cash compensation, long-term incentives, and total direct compensation of our NEOs compared to those compensation elements for similarly situated executives at the companies in our compensation peer group. The Compensation Committee generally does not target executive compensation to be at a certain percentile relative to peers and takes into consideration the scope, responsibility, and skills required of each NEO’s position, each of our NEOs’ contributions and past performance, achievement of short- and long-term objectives, the competitive market (based on an analysis of compensation peer group and survey data), and internal pay parity.

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Compensation Elements
Base Salary
Our base salaries allow us to attract and retain our NEOs with predictable, fixed annual cash compensation. The Compensation Committee sets base salaries for our NEOs after considering the scope, responsibility, and skills required of each NEO’s position, the competitive market (based on an analysis of compensation peer group and compensation survey data), past performance, and internal pay parity.
The Compensation Committee determined our NEOs’ base salaries for fiscal year 2024 after considering these factors and the recommendation of Mr. Khalaf (other than with respect to his own base salary). Based on this consideration, the Compensation Committee approved the adjustments to our NEOs’ base salaries for fiscal year 2024 as noted below in order to provide a competitive overall compensation package aligned with market levels.
The Compensation Committee approved the following annual base salary adjustments for our NEOs in 2024:

Executive	Fiscal Year 2023 Base Salary	Fiscal Year 2024 Base Salary	Percentage Change
Simon Khalaf	$575,000	$600,000	4.3%
Mike Milotich	$475,000	$490,000	3.2%
Randy Kern	$460,000	$475,000	3.3%
Todd Pollak	$400,000	$440,000	10.0%
Crystal Sumner	$440,000	$460,000	4.5%
Cash Incentives
In addition to base salary, we provide our NEOs the opportunity to earn cash bonus awards under the Bonus Plan. The Compensation Committee believes that a significant proportion of each NEO’s total compensation should be at-risk and based on performance, including annual progress toward our long-term objectives, which we incentivize with the Bonus Plan. In furtherance of that goal, the Compensation Committee seeks to set rigorous Bonus Plan goals. Our NEOs’ performance against our financial and operational goals is measured against the goals set at the beginning of the fiscal year.
Mr. Pollak, as Chief Revenue Officer, participated in the CRO Commission Plan under the Bonus Plan in fiscal year 2024. For fiscal year 2024, he was paid a quarterly commission based on attainment of goals for new bookings and expansion and in-year customer gross profit. Each measure was weighted 50% in calculating the commission payments.
Fiscal Year 2024 Bonus Plan Opportunities
NEOs who participate in the Bonus Plan have an established target bonus opportunity, which is equal to a percentage of his or her base salary. The actual payout under the Bonus Plan, if any, is calculated based on the corporate funding factor determined by our Company performance. The Compensation Committee may adjust each NEO’s base cash bonus award down to -20% or up to +20% of the applicable base cash bonus award based upon the executive’s performance.
The Compensation Committee determined no changes to NEO target bonus opportunities were warranted for fiscal year 2024 after considering competitive market data from our compensation peer group, with the assistance of its compensation consultant.
35    2025 PROXY STATEMENT

Executive	Fiscal Year 2023 Bonus Target (% of base salary)	Fiscal Year 2024 Bonus Target (% of base salary)
Simon Khalaf	100%	100%
Mike Milotich	75%	75%
Randy Kern	75%	75%
Todd Pollak(1)	N/A	N/A
Crystal Sumner	75%	75%
(1) Mr. Pollak does not participate in the Bonus Plan, and instead participates in the CRO Commission Plan under the Bonus Plan.
Bonus Plan Performance Metrics and Targets
For fiscal year 2024, the Compensation Committee selected the following performance metrics for the Bonus Plan to align the target bonus opportunities for our NEOs with the key drivers of our financial and operational success:

	Definition	Rationale
Year-Over-Year Revenue Growth	Revenue as reported in our audited financial statements	Primary indicator used by our investors to assess our annual growth
Gross Profit	Gross Profit as reported in our audited financial statements	Indicator of our ability to grow profitably and efficiency in our cost of revenue
Adjusted EBITDA	Gross Profit minus adjusted operating expenses, which excludes stock-based compensation, equity-related taxes, acquisition-related costs, depreciation, amortization, and bonus funding	Indicator of growth and efficiency in our cost of revenue and operating expenses
Our actual performance in fiscal year 2024 relative to the target levels established for each of the performance metrics described above resulted in the following weighted funding percentages under the Bonus Plan in fiscal year 2024:

	Weight	Target	Actual	Attainment	Overall Funding (as a % of Target)
Year-Over-Year Revenue Growth	15%	$515.7	$507.0	98%	104.1%
Gross Profit (in millions)	35%	$354.3	$352.6	99.3%
Adjusted EBITDA (in millions)	35%	$32.5	$50.7	156%
Discretion	15%	N/A	$0	0%
Consistent with prior years, the Compensation Committee declined to set thresholds and maximums for the Bonus Plan in fiscal year 2024. Achievement was determined using linear interpolation, meaning the relationship between achievement and funding for each of the financial metrics is 1:1 (i.e. a 1% increase/decrease in attainment results in a 1% increase/decrease in funding).
The discretion element was historically intended as a control mechanism to moderate bonus payments if needed for financial reasons. As the Company has matured, and operational rigor has increased, the need for discretion has been reduced. In alignment with progress in these areas, the discretion element weighting was reduced for fiscal year 2024 to 15% from 25% in fiscal year 2023. The Compensation Committee determined that it was appropriate to provide 0% payout under the discretionary metric weighted at 15% of the total target bonus opportunity, in alignment with our stockholder experience during fiscal year 2024.
With respect to the fiscal year 2024 annual cash bonus awards, the Compensation Committee reviewed the performance of the Company against the predetermined Bonus Plan targets for fiscal year 2024 to determine the overall funding. The Compensation Committee then determined

36

how each NEO performed, taking into account feedback and recommendations from the CEO (other than with respect to himself), to determine, what, if any, adjustments should be made to the base cash bonus award to arrive at the final payout amount for each executive. The Compensation Committee may adjust the base cash bonus award down to -20% or up to +20% of the applicable base cash bonus award based upon an individual executive’s performance. The Compensation Committee may assess a modifier in excess of that range where it deems warranted by particularly strong individual performance. In addition to each NEO’s individual performance, the Compensation Committee also considered the Company’s progress on transformation efforts including operational improvements and cost reduction measures. After this review, the Compensation Committee determined to make individual performance adjustments for Mr. Khalaf and Mr. Milotich and lowered their annual bonus payout by 20% from 104.1% to 84.1% of total target bonus opportunity.
Mr. Pollak, as Chief Revenue Officer, participated in the CRO Commission Plan under the Bonus Plan in fiscal year 2024. For fiscal year 2024, he was paid a quarterly commission based on attainment of goals for (i) new bookings and expansion and (ii) in-year customer gross profit. Each measure was weighted 50% in calculating the commission payments. His total 2024 cash bonus award was 96.6% of target. No discretion or adjustment was applied.
The table below shows each eligible NEO’s final calculated annual cash bonus awards under the Bonus Plan, or for Mr. Pollak, the CRO Commission Plan in fiscal year 2024:

Executive	Base Salary	Target Incentive	Bonus Target	Final Bonus Payout	Final Bonus Payout as a % of Target
Simon Khalaf	$600,000	100%	$600,000	$504,600	84.1%
Mike Milotich	$490,000	75%	$367,500	$309,068	84.1%
Randy Kern	$475,000	75%	$356,250	N/A	N/A
Todd Pollak(1)	$440,000	100%	$440,000	$425,000	96.6%
Crystal Sumner	$460,000	75%	$345,000	$359,145	104.1%
(1) Mr. Pollak does not participate in the Bonus Plan, and instead participates in the CRO Commission Plan under the Bonus Plan.
Fiscal Year 2024 Equity Awards
In fiscal year 2024, the Compensation Committee determined to award a mix of RSUs and PSUs to our NEOs.
The Compensation Committee determined that a mix of 70% RSUs and 30% PSUs for our NEOs appropriately balances our goals of stockholder alignment, business execution, long-term share price growth, and NEO retention.
In arriving at the equity values to award to our NEOs for fiscal year 2024, the Compensation Committee considered our performance in fiscal year 2023, competitive market data for each NEO’s position, the value of each NEO’s unvested equity holdings, individual performance, and the recommendations of the Chief Executive Officer (other than with respect to himself).
After reviewing these factors, the Compensation Committee approved the following equity awards for our NEOs for fiscal year 2024:

Executive	Total Target Equity Award	Target RSU Value	Target PSU Value
Simon Khalaf	$11,000,000	$7,700,000	$3,300,000
Mike Milotich	$5,400,000	$3,780,000	$1,620,000
Randy Kern	$4,200,000	$2,940,000	$1,260,000
Todd Pollak	$3,500,000	$2,450,000	$1,050,000
Crystal Sumner	$4,000,000	$2,800,000	$1,200,000
37    2025 PROXY STATEMENT

All of our NEOs’ equity awards were granted in March 2024 during the regular annual equity grant cycle. Target grant values above differ from values in the Summary Compensation Table due to the average price methodology.
Time-Based Equity Awards
RSUs, beginning the first quarter of 2023, generally vest over a three-year period subject to the recipient’s continued service with us.
Performance-Based Equity Awards
PSUs granted in fiscal year 2024 are based on a one-year performance period; at the conclusion of the performance period and following certification of the results, one-third of the earned award vests, with the remaining two-thirds of the earned awards vesting quarterly over the following two years. Considering this was the first year of the PSU program, a one-year performance period was chosen to limit the risk of unintended consequences, such as a mismatch between pay and performance. Over time, we intend to transition the PSU program to a longer-term performance period as the macroeconomic environment becomes less volatile and our ability to forecast reliable long-term performance targets improves, without compromising the rigor and effectiveness of our compensation program.
PSU goals for fiscal year 2024 were measured based on Gross Profit (70% weighting) and Adjusted EBITDA (30% weighting). Each measure had a threshold, target, and maximum goal.
If the Company achieved less than threshold performance with respect to any financial performance metric, the payout achieved for that metric is 0%.
The minimum payout for Gross Profit achievement is set at 50% of target, and that minimum is awarded when actual performance reaches 75% of target performance. The maximum payout for Gross Profit over-achievement is set at 200% of target, and that maximum is awarded when actual performance reaches 150% of target performance.
The minimum payout for Adjusted EBITDA achievement is set at 50% of target, and that minimum is awarded when actual performance reaches -$30M of target performance. The maximum payout for Adjusted EBITDA over-achievement is set at 200% of target and is awarded when actual performance reached +$100M of target performance. Additionally, if the Adjusted EBITDA threshold is not met, Gross Profit payout is capped at target. For performance between threshold and target or between target and maximum, the payout is determined by linear interpolation meaning the relationship between achievement and funding for each of the financial metrics is 1:1 (i.e. a 1% increase/decrease in attainment results in a 1% increase/decrease in funding).
The Compensation Committee believes Gross Profit and Adjusted EBITDA are the two most critical financial performance measures of the Company’s ability to achieve long-term growth, and thus the same metrics are used for both the short- and long-term incentive plans.
Fiscal Year 2024 PSU Achievement
Each year, the Compensation Committee reviews the PSU awards whose performance period ended during the applicable fiscal year to determine whether the applicable performance criteria have been satisfied. With respect to the PSUs, a weighted average performance vesting of 107.88% was achieved for fiscal year 2024. While these PSUs vested at a relatively high level when compared to the Company’s stock price movement, the value of the PSUs was directly impacted by the stock price at the time of vesting and was equivalent to 75% of the target grant value, consistent with our stockholder experience. The following table compares the actual results achieved against the target goals for the 2024 performance period.

PSU Measures	Weighting	Threshold (50% Payout)	Target (100% Payout)	Max (200% Payout)	Actual	Achievement
Gross Profit	70%	$265.5M	$354.0M	$531.0M	$351.849M	98.78%
Adjusted EBITDA	30%	$(30M)	$—	$100.0M	$29.093M	129.093%
Weighted Average						107.88%

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Based on the performance in the table above, the PSU awards for fiscal year 2024 were earned as follows:

Named Executive Officer	Target Number of PSUs	Actual Number of Performance-Vested PSUs
Simon Khalaf	521,285	562,325
Mike Milotich	255,903	276,049
Todd Pollak	165,863	178,920
Crystal Sumner	189,558	204,481
Mr. Kern departed the Company prior to the vesting of the PSUs.
2025 Executive Compensation Highlights
For the fiscal year ending December 31, 2025 (“fiscal year 2025”), the Compensation Committee approved our Named Executive Officer compensation as follows:
•Base Salaries: No annual base salary adjustments were approved for our NEOs for fiscal year 2025.
•Annual Cash Incentives:
◦Target bonus opportunities for fiscal year 2025 remain at the same level as fiscal year 2024.
◦Greater emphasis on Gross Profit growth to focus on profitability and improve alignment with Gross Profit as a core driver of our ability to deliver long-term stockholder value (50% Gross Profit, 30% Adjusted EBITDA, 20% Revenue).
◦The discretion metric is eliminated entirely from the corporate funding calculation.
•Long-Term Equity Awards: The NEOs received long-term equity award grants of RSUs and PSUs.
•Interim Chief Executive Officer Compensation: In connection with his appointment as Interim Chief Executive Officer, Mr. Milotich received a revised compensation package consisting of: (i) an annual base salary of $550,000; (ii) a target annual bonus at the rate of 75% of Mr. Milotich’s annual base salary, which will be prorated for the period of his service as Interim Chief Executive Officer; and (iii) a one-time retention award of $2,000,000, as further described in the section titled “Executive Employment Arrangements.”
•Retention Awards: Mr. Pollack and Ms. Sumner each received a $1,600,000 retention award, of which: (i) $600,000 is payable in cash upon the earlier of the appointment of a new CEO or the date that is 12 months following the appointment of our Interim CEO and (ii) $1,000,000 was granted in the form of RSUs that will vest on the 6-month anniversary of the appointment of a new CEO (or, if terminated without cause after the appointment, on the termination date subject to satisfying the Release Requirement as defined in the Executive Severance Plan).
Executive Employment Arrangements
Offer Letters
We have entered into employment offer letters with our NEOs, providing for at-will employment and setting forth initial base salaries, target bonus, and equity information, as well as eligibility to participate in Company benefit plans. Our NEOs are subject to our proprietary information and inventions agreement, and continue to remain subject to certain provisions of the agreement following termination.
Transition Agreement with Randy Kern
On November 8, 2024, Mr. Kern entered into a transition agreement with the Company. In alignment with the Executive Severance Plan and his offer letter, Mr. Kern received (i) $356,250, representing nine months of base salary, (ii) $267,188, representing 75% of his annual bonus target; and (iii) nine months of continued health care coverage under COBRA, valued at $19,053. This
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compensation was conditioned upon execution by Mr. Kern of a customary general release of claims and confidentiality covenants set forth in the transition agreement as well as the provision of transition services.
Updated Arrangements with Mike Milotich
In connection with his service as Interim Chief Executive Officer, Mr. Milotich will receive, during the period he serves as Interim Chief Executive Officer, (i) an annual base salary of $550,000; (ii) a target annual bonus at the rate of 75% of his annual base salary, which will be prorated for the period of his service as Interim Chief Executive Officer; and (iii) a one-time retention award of $2,000,000, payable (a) 50% in cash upon the earlier of the date that is 12 months following his appointment date or the board of directors’ appointment of a new Chief Executive Officer (the date of such appointment, the “appointment date”), subject to Mr. Milotich remaining employed as Interim Chief Executive Officer through that date; and (b) 50% in the form of Company RSUs, which will vest on the date that is six months following the appointment date, subject to Mr. Milotich’s continued employment with the Company through such date; provided, however, that if, following the appointment date, Mr. Milotich’s employment with the Company is terminated without “cause” (as defined in the Executive Severance Plan), 100% of Mr. Milotich’s RSUs subject to this retention award immediately will vest subject to Mr. Milotich satisfying the Release Requirement (as defined in the Executive Severance Plan). These RSUs will be subject to the terms and conditions of the Marqeta 2021 Stock Option and Incentive Plan (the “2021 Plan”) and the applicable award agreement thereunder. All other terms and conditions of Mr. Milotich’s employment will remain the same.
Separation Agreement with Simon Khalaf
Mr. Khalaf entered into a separation agreement with the Company, effective March 1, 2025. The Company determined to treat this as an involuntary separation, and in accordance with the terms of the Executive Severance Plan and his offer letter, Mr. Khalaf received (i) $600,000, representing twelve months of base salary, (ii) $600,000, representing 100% of his annual bonus target, and (iii) twelve months of continued health care coverage under COBRA, with a value of $43,128. This compensation was conditioned upon execution by Mr. Khalaf of a customary general release of claims and confidentiality covenants set forth in the separation agreement. Pursuant to his separation agreement, Mr. Khalaf was not entitled to additional vesting of his equity awards following March 1, 2025.
Other Compensation Policies
Equity Award Granting Policy
The Compensation Committee has adopted an Equity Award Granting Policy (the “Equity Policy”), which applies to the Company’s grant of equity-based awards under the Company’s 2021 Plan or any other equity compensation plans as the Company may adopt from time to time. The Equity Policy provides that:
•RSUs and other full-value equity awards denominated in U.S. dollars will be converted into a number of shares by dividing the dollar value of the award by the average closing market price on Nasdaq (or such other market on which the shares are then principally listed) of one share for the twenty (20) consecutive trading day period ending on the last trading day prior to the grant date, with the result rounded down to the nearest whole share.
•Options denominated in U.S. dollars will be converted into a number of shares by dividing the dollar value of the award by the fair value on grant date calculated under ASC Topic 718, with the result rounded down to the nearest whole share.
•On or prior to the 10th day of each month, management will submit its equity award recommendations.
•Only grantees who are in a “Service Relationship” (as defined in the 2021 Plan) on the grant date may be granted equity awards.
•RSUs granted to new hires are expected to vest over a three-year period, with one-third of the RSU vesting on the first quarterly vest date that occurs following the one-year anniversary of the vesting commencement date and 1/12th of the RSUs will vest on each

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quarterly vest date thereafter, subject to the Participant (as defined in the Equity Policy) continuing in a Service Relationship through each applicable vesting date.
•RSUs granted to Participants that are not new hires are expected to vest over a three-year period, with 1/12th of the RSUs vesting on the first quarterly vest date that occurs following the vesting commencement date and 1/12th of the RSUs vesting on each quarterly vest date thereafter, subject to the Participant continuing in a Service Relationship through each applicable vest date.
•Options granted to new hires are expected to vest over a three-year period, with 1/3rd of the options vesting on the one-year anniversary of the Participant’s service start date and 1/36th of the options vesting each month thereafter on the same day of the month as the service start date, subject to the Participant continuing in a Service Relationship through each applicable vest date.
•Options granted to Participants that are not new hires are expected to vest over a three-year period, with 1/36th of the options vesting each month following the grant date on the same day of the month as the grant date (and if there is no corresponding day, the last day of such month), subject to the Participant continuing in a Service Relationship through each applicable vest date.
•Equity awards may be approved by the Awarding    Entity (as defined in the Equity Policy) by written consent, setting forth the name of the Participant, the value (for value-based awards) or the number of shares subject to the equity awards to be granted, grant date and the vesting schedule. Any amendments to outstanding equity awards shall similarly be approved by the Awarding Entity by written consent setting forth the details of the applicable amendment.
We also have the following practices regarding equity compensation grants to our executive officers:
•Beginning in fiscal year 2024, the Compensation Committee decided that it will no longer grant stock options.
•We do not strategically time long-term incentive awards in coordination with the release of material non-public information (“MNPI”). We have not adopted a formal policy related to timing of awards of options in relation to the disclosure of MNPI. As discussed in more detail above, the Compensation Committee has robust policies that dictate the process undertaken to review the Company’s prior results and the Company’s future strategy, and to grant incentive awards to our NEOs according to these predetermined procedures.
•We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.
Broad-Based Benefits
Our executive officers, including our NEOs, are eligible to participate in the same employee benefit programs that are generally available to other full-time employees in the U.S., including a 401(k) plan with company sponsored matching contributions; medical, dental, and vision insurance; health savings accounts; life and disability insurance; flexible spending accounts; wellness and commuter benefits; monthly stipend for home office expenses; employee stock purchase plan; and various time off and leave of absence programs. These benefits are offered to all employees, including executive officers, in order to attract and retain employees. We do not offer defined benefit pension or other supplementary retirement benefits to employees.
Perquisites and Other Personal Benefits
We do not consider perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our NEOs, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to reward long-standing service to us, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
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Severance and Change in Control Arrangements
Our offer letters and Executive Severance Plan provide our executive officers, including NEOs, and certain key employees with certain post-employment payments and benefits in the event of a qualifying termination of employment, including in connection with a change in control of the Company. See the section entitled “Potential Payments on Termination or Change of Control” in “Compensation Tables” for detailed information about these arrangements, including an estimate of the potential payments and benefits payable to our NEOs under these arrangements.
Given the nature and competitiveness of our industry, the Compensation Committee believes the severance and change in control provisions are essential elements of our executive compensation program and assist us in recruiting, retaining and developing key management talent.
Insider Trading Policy; Hedging and Pledging Prohibitions
Our board of directors has adopted an Insider Trading Policy that applies to all our employees, directors, and officers. This policy governs the purchase, sale, and/or other dispositions of our securities by directors, officers and employees, and is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to Marqeta. Among other things, it prohibits hedging or monetization transactions with respect to our common stock, including using financial instruments such as prepaid variable forwards, equity swaps, and collars. In addition, our Insider Trading Policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin, or holding it in a margin account, and pledging our shares as collateral for a loan. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our 2024 Annual Report. In addition, with regard to Marqeta’s trading in its own securities, it is our policy to comply with applicable federal securities laws and exchange listing standards.
Rule 10b5-1 Plans
Certain of our directors and executive officers have adopted or may adopt written trading plans, also known as Exchange Act Rule 10b5-1 Plans, that provide for trading in our securities according to parameters established by the director or officer upon first entering into the plan, without subsequent direction or control by the director or officer. In limited circumstances, the director or officer may suspend or terminate his or her Rule 10b5-1 Plan. Rule 10b5-1 Plans adopted by our directors and officers (and any suspension or termination of those plans) must comply with the terms of our Insider Trading Policy.
Stock Ownership Guidelines
In February 2023, our board of directors adopted mandatory stock ownership guidelines for our executive officers and non-employee directors. These guidelines are intended to align the interests of our executive officers and non-employee directors with those of our stockholders by requiring them to acquire and maintain a meaningful equity stake in Marqeta.
Under our guidelines, all executive officers are required to hold shares of Marqeta common stock equivalent in value to a multiple of their base salaries as set forth below. The multiples vary based on the executive officer’s role in the Company. The minimum dollar values for executive officers and non-employee directors under our current stock ownership guidelines are as follows:

CEO	Other Executive Staff*	Non-Employee Directors
5.0x Base Salary	1.5x Base Salary	5.0x Board Retainer
*Includes all executive officers other than the CEO.
Our executive officers must satisfy the required level of stock ownership under the guidelines by the later of (i) February 2028 or (ii) the fifth anniversary of their date of hire (or date of promotion to a position subject to the guidelines, or to a new multiple level within the executive officer guidelines). Our non-employee directors must satisfy the required level of stock ownership under the guidelines by the later of (i) February 2028 or (ii) the fifth anniversary of their joining our board of directors. For purposes of these guidelines, stock ownership does not include un-exercised stock

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options nor unvested RSUs or PSUs. If an executive officer, including the CEO, or a non-employee director has not met their required level of stock ownership by the required date, they will be required to hold fifty percent (after tax) of any vesting shares or exercised stock options until the requirement is met.
Clawback Policy
On October 26, 2022, the SEC adopted its final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The final rules direct the stock exchanges to establish listing standards requiring issuers to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. Nasdaq’s proposed rules were approved by the SEC in June 2023 with a compliance deadline of December 1, 2023. We adopted our Compensation Recovery Policy in August 2023 in alignment with the requirements of the final rule.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of compensation in excess of $1 million paid to “covered employees,” which includes our NEOs. The Compensation Committee has historically attempted to structure its compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility was considered by the Compensation Committee to be outweighed by the need for flexibility or the attainment of other objectives. The Compensation Committee monitors issues concerning the deductibility of executive compensation. We do not, however, make compensation decisions based solely on the availability of a deduction under Section 162(m). Accordingly, we expect that at least a portion of the compensation paid to our NEOs in excess of $1 million per officer will be non-deductible.
Compensation Risk Assessment
The Compensation Committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for the Compensation Committee’s determination include the following:
•We structure our compensation programs to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of our compensation programs are designed to reward both short- and long-term company performance, which we believe discourages employees from taking actions that focus only on our short-term success and helps align our employees with our stockholders and our longer-term success. Our RSUs have time-based vesting and certain of our employees have PSUs that have a performance vesting component and only provide value with financial success.
•We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.
•Incentives are capped, with the exception of sales commission plans which are limited to a percentage of deal value; we do maintain internal controls over the determination of sales incentive awards, which we believe discourages excessive risk-taking.
•Our employees are required to comply with our Code of Business Conduct and Ethics, which covers, among other things, accuracy in keeping financial and business records.
•The Compensation Committee reviews employee equity award guidelines as well as the overall annual equity budget pool. Any recommended equity award outside these guidelines (including grants to all NEOs) requires approval by the Compensation Committee. We believe that this helps ensure we grant equity compensation appropriately and in a sustainable manner.
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•A significant portion of the compensation paid to our executive officers and the members of our board of directors is in the form of RSUs to align their interests with the interests of stockholders.
•As part of our Insider Trading Policy, we prohibit the trading of derivatives or hedging transactions involving our securities so that our board of directors, executive officers, and all other employees cannot insulate themselves from the effects of poor stock price performance or engage in trading that is not aligned with value creation for our stockholders.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on their review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Members of the Compensation Committee
Najuma Atkinson (Chair)
Alpesh Chokshi
Jud Linville
Kiran Prasad
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COMPENSATION TABLES
Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our NEOs during fiscal years 2024, 2023, and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Simon Khalaf(4)	2024	595,833	—	10,321,451	—	504,600	23,944	11,445,828
Former Chief Executive Officer	2023	571,458	—	7,396,047	7,620,111	690,000	16,697	16,294,313
	2022	—	—	—	—	—	—	—
Mike Milotich(5)(6)	2024	487,500	—	5,066,891	—	309,068	18,010	5,881,469
Chief Financial Officer	2023	475,000	—	1,160,202	1,499,101	428,000	14,303	3,576,606
	2022	292,179	100,000(6)	7,999,994	7,997,367	413,000	17,001	16,819,541
Randy Kern	2024	472,500	—	3,940,917	—	—	16472	4,429,889
Former Chief Product and Technology Officer	2023	460,000	—	1,933,673	2,498,503	414,000	12,943	5,319,120
	2022	430,000	—	1,234,866	1,911,511	355,000	14,145	3,945,522
Todd Pollak(7)	2024	433,333	—	3,284,095	—	425,000	17,647	4,160,076
Chief Revenue Officer	2023	400,000	—	6,523,119	6,247,232	400,000	13,576	13,583,926
	2022	—	—	—	—	—	—	—
Crystal Sumner(8)	2024	456,667	—	3,753,254	—	359,145	17,808	4,586,874
Chief Administrative Officer and Secretary	2023	390,077	85,000(9)	1,778,981	2,298,629	476,000	14,241	5,042,928
	2022	—	—	—	—	—	—	—
(1)The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of the RSUs and stock options awarded to our NEOs during fiscal years 2024, 2023, and 2022, calculated in accordance with FASB ASC Topic 718, except as otherwise set forth below. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our NEOs upon the sale of the underlying shares of common stock. For PSUs, the amount reported represents the grant-date fair value based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If maximum performance were deemed achieved for the PSU awards for which the performance conditions were established during fiscal year 2024, the grant-date fair value of such awards would be $6,192,866 for Mr. Khalaf, $3,040,128 for Mr. Milotich, $2,364,548 for Mr. Kern, $1,970,452 for Mr. Pollak, and $2,251,949 for Ms. Sumner. Based on actual achievement for fiscal year 2024, 107.88% of the PSU awards granted in fiscal year 2024 that were eligible to be earned in fiscal year 2024 became eligible to vest.
(2)The amounts reported in the “Non-Equity Incentive Compensation” column reflect bonuses paid to each of our NEOs under our Bonus Plan or the CRO Commission Plan during the relevant fiscal year, as applicable, as described more fully in the section titled “Compensation Elements” in “Compensation Discussion & Analysis” above.
(3)For fiscal year 2024, the amounts reported in the “All Other Compensation” column represent:
For Mr. Khalaf, 401(k) matches ($15,250), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Mr. Milotich, 401(k) matches ($11,500), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Mr. Kern, 401(k) matches ($9,962), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Mr. Pollak, 401(k) matches ($11,138), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
For Ms. Sumner, 401(k) matches ($11,500), group term life insurance, and stipends for parking, commute, connectivity, and cell phones.
(4)Mr. Khalaf was appointed Chief Executive Officer in January 2023 and was not an NEO prior to fiscal year 2023.
(5)The amounts reported in the “Salary” and “Non-Equity Incentive Plan” columns for Mr. Milotich for fiscal year 2022 reflect prorated amounts received during his first year of hire.
(6)Amount reported in the “Bonus” column represents a discretionary one-time bonus paid in connection with Mr. Milotich joining the Company in February 2022.
(7)Mr. Pollak was appointed Chief Revenue Officer in January 2023 and was not an NEO prior to fiscal year 2023.

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(8)Ms. Sumner was hired in February 2023 and was not an NEO prior to fiscal year 2023. The amounts reported in the “Salary” and “Non-Equity Incentive Plan” columns for fiscal year 2023 reflect prorated amounts received during her first year of hire.
(9)Amount reported in the “Bonus” column represents a discretionary one-time bonus paid in connection with Ms. Sumner joining the Company in February 2023.
Grants of Plan-Based Awards
The following table sets forth information regarding grants of awards made to our NEOs during fiscal year 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Vesting Commence-ment Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards; Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)(3)
Simon Khalaf	2/25/2025	—	—	600,000	—	—	—	—	—	—
	3/15/2024	3/1/2024	—	—	—	—	—	—	1,216,333	7,225,018
	3/15/2024	3/1/2024	—	—	—	182,450	364,899	729,798	—	2,167,500
	3/15/2024	3/1/2024	—	—	—	78,193	156,386	312,772	—	928,933
Mike Milotich	2/25/2025	—	—	367,500	—	—	—	—	—	—
	3/15/2024	3/1/2024	—	—	—	—	—	—	597,109	3,546,827
	3/15/2024	3/1/2024	—	—	—	89,566	179,132	358,264	—	1,064,044
	3/15/2024	3/1/2024	—	—	—	38,386	76,771	153,542	—	456,020
Randy Kern	2/25/2025	—	—	356,250	—	—	—	—	—	—
	3/15/2024	3/1/2024	—	—	—	—	—	—	464,418	2,758,643
	3/15/2024	3/1/2024	—	—	—	69,663	139,325	278,650	—	827,591
	3/15/2024	3/1/2024	—	—	—	29,856	59,711	119,422	—	354,683
	2/25/2025	—	—	440,000	—	—	—	—	—	—
Todd Pollak	3/15/2024	3/1/2024	—	—	—	—	—	—	387,015	2,298,869
	3/15/2024	3/1/2024	—	—	—	58,052	116,104	232,208	—	689,658
	3/15/2024	3/1/2024	—	—	—	24,880	49,759	99,518	—	295,568
Crystal Sumner	2/25/2025	—	—	345,000	—	—	—	—	—	—
	3/15/2024	3/1/2024	—	—	—	—	—	—	442,303	2,627,280
	3/15/2024	3/1/2024	—	—	—	66,345	132,690	265,380	—	788,179
	3/15/2024	3/1/2024	—	—	—	28,434	56,868	113,736	—	337,796
(1)Represents awards granted under our Bonus Plan or the CRO Commission Plan, as applicable, in fiscal year 2024. These columns show the awards that were possible at the target level of performance, as the Company did not set threshold and maximum levels of performance for fiscal year 2024 grants. Actual cash incentive awards earned in
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fiscal year 2024 by the NEOs under the Bonus Plan or the CRO Commission Plan, as applicable, are shown in the column titled “Non-Equity Incentive Plan Compensation” in the “Summary Compensation Table.”
(2)Except as described below, represents shares of our common stock subject to each of the PSU awards granted to the NEOs in fiscal year 2024 under the 2021 Plan. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Shares were to be earned based on Gross Profit (70% weighting) and Adjusted EBITDA (30% weighting). If the Company achieves less than threshold performance with respect to any financial performance metric, the payout achieved for that metric is 0%. The minimum payout for achievement against a given metric is set at 50% of target, and that minimum is awarded when actual performance reaches 75% of target performance. The maximum payout for over achievement against a given metric is set at 200% of target, and that maximum is awarded when actual performance reaches 150% of target performance. Additionally, if the Adjusted EBITDA threshold is not met, Gross Profit payout is capped at target. For performance between threshold and target and target and maximum, the payout is determined by linear interpolation. Actual PSU awards earned in fiscal year 2024 by the NEOs are described more fully in the section titled “Compensation Elements” in “Compensation Discussion & Analysis” above. For PSUs, the amount reported represents the grant-date fair value based upon the probable outcome of the performance conditions for such awards, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. If maximum performance were deemed achieved for the PSU awards for which the performance conditions were established during fiscal year 2024, the grant-date fair value of such awards would be $6,192,866 for Mr. Khalaf, $3,040,128 for Mr. Milotich, $2,364,548 for Mr. Kern, $1,970,452 for Mr. Pollak, and $2,251,949 for Ms. Sumner. Based on actual achievement for fiscal year 2024, 107.88% of the PSU awards granted in 2024 that were eligible to be earned in fiscal year 2024 became eligible to vest.
(3)Reflects grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, except as otherwise set forth below. The assumptions used in calculating the grant date fair value of the equity awards reported in this column are set forth in the notes to our consolidated financial statements included in our 2024 Annual Report. The amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be received by our NEOs upon the sale of the underlying shares of common stock.
Outstanding Equity Awards at Fiscal Year 2024 Year-End
The following table sets forth information regarding outstanding equity awards held by our NEOs as of December 31, 2024.

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			Option Awards(1)					Stock Awards
Name	Grant Date	Vesting Commencement Date(2)(3)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities UnderlyingUnexercisd Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Simon Khalaf	7/29/2022	6/1/2022(4)	—	—	—	$—	7/28/2032	266,343	$1,009,440	—	$—
	7/29/2022	6/27/22(5)	730,627	438,377	—	$9.59	7/28/2032	—	$—	—	$—
	2/15/2023	3/1/23(6)	—	—	—	$—	2/14/2033	483,023	$1,830,657	—	$—
	2/15/2023	2/15/23(7)	1,105,666	703,606	—	$6.38	2/14/2033	—	$—	—	$—
	3/15/2024	3/1/2024(6)	—	—	—	$—	3/14/2034	912,250	$3,457,428	—	$—
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	364,899	$1,382,967
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	156,386	$592,703
Mike Milotich	3/15/2022	3/1/2022(9)	—	—	—	$—	3/14/2033	143,349	$543,293	—	$—
	3/15/2022	2/22/2022(10)	577,123	237,640	—	$8.72	3/14/2033		$—	—	$—
	5/21/2022	2/22/2022(10)	486,425	200,293	—	$9.84	5/20/2032		$—	—	$—
	5/21/2022	3/1/2022(9)	—	—	—	$—	5/20/2032	127,033	$481,455	—	$—
	3/15/2023	3/1/2023(6)	—	—	—	$—	3/14/2033	118,776	$450,161	—	$—
	3/15/2023	3/15/2023(11)	327,065	233,619	—	$4.07	3/14/2033		$—	—	$—
	3/15/2024	3/1/2024(6)	—	—	—	$—	3/14/2034	447,832	$1,697,283	—	$—
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	179,132	$678,910
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	76,771	$290,962
Randy Kern	6/1/2021(12)	6/1/2021(10)	1,750,000	—	—	$22.00	5/31/2031	—	$—	—	$—
	3/15/2022	1/1/2022(13)	285,166	—	—	$8.72	3/14/2032	—	$—	—	$—
	3/15/2023	3/15/2023(11)	337,449	—	—	$4.07	3/14/2033	—	$—	—	$—
Todd Pollak	1/15/2023	12/01/2022(4)	—	—	—	$—	1/14/2033	402,933	$1,527,116	—	$—
	1/15/2023	12/19/2022(5)	578,275	578,275	—	$6.59	1/14/2033		$—	—	$—
	2/15/2023	3/01/2023(14)	—	—	—	$—	2/14/2033	79,184	$300,107	—	$—
	2/15/2023	3/01/2023(15)	180,570	114,910	—	$6.38	2/14/2033	—	$—	—	$—
	3/15/2024	3/1/2024(6)	—	—	—	$—	3/14/2034	290,262	$1,100,093	—	$—
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	116,104	$440,034
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	49,759	$188,587
Crystal Sumner	3/15/2023	3/1/2023(4)	—	—	—	$—	3/14/2033	245,867	$931,836	—	$—
	3/15/2023	2/13/2023(10)	392,540	463,911	—	$4.07	3/14/2033	—	$—	—	$—
	3/15/2024	3/1/2024(6)	—	—	—	$—	3/14/2034	331,728	$1,257,249	—	$—
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	132,690	$502,895
	3/15/2024	3/1/2025(8)	—	—	—	$—	3/14/2034	—	$—	56,868	$215,530
(1)Stock Options are subject to the terms of our 2021 Plan except as otherwise set forth below. Shares underlying each award granted under our 2021 Plan are shares of Class A common stock of the Company.
49    2025 PROXY STATEMENT

(2)If the NEO is terminated without Cause or resigns with Good Reason (both such terms as defined in the applicable award agreement) in either case within 3 months before or 12 months after the consummation of a Corporate Transaction (as defined in our Amended and Restated 2011 Equity Incentive Plan, as amended (the “2011 Plan”)) or Sale Event (as defined in our 2021 Plan), then, subject to delivering a fully executed and effective general release of claims, 100 percent (100%) of the shares subject to the NEO’s outstanding equity awards shall vest as of such termination date (or, if later, the Corporate Transaction or Sale Event, as applicable).
(3)Quarterly vest dates are March 1, June 1, September 1, and December 1.
(4)Twenty-five percent (25%) of the RSUs vest on the first quarterly vest date following the one-year anniversary of the NEO’s service start date and 1/16th of the RSUs vest on each quarterly vest date thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(5)Twenty-five percent (25%) of the shares subject to the Stock Options vest on the first anniversary of the NEO’s service start date and 1/48th of the Stock Options vest each month thereafter on the same day of the month as the service start date (and if there is no corresponding day, the last day of such month), subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(6)One-twelfth (1/12th) of the RSUs vest on each quarterly vesting date that occurs after the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(7)One thirty-sixth (1/36th) of the shares subject to the Stock Option vest each month following the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(8)One-third (1/3) of the earned PSUs vest on the vesting commencement date, and one-twelfth (1/12) of the earned PSUs vest on each quarterly vesting date that occurs after the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(9)Twenty-five percent (25%) of the RSUs vest on the first anniversary of the vesting commencement date and 1/16th of the remaining RSUs vest on each quarterly vest date thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(10)Twenty-five (25%) of the shares subject to the Stock Option vest on the first anniversary of the vesting commencement date and 1/48 of the shares subject to the Stock Option vest monthly thereafter, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(11)One thirty-sixth (1/36th) of the shares subject to the Stock Option vest each month following the vesting commencement date, subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.
(12)Stock Options granted prior to June 9, 2021 are subject to the terms of our 2011 Plan. Shares underlying each award granted under our 2011 Plan are shares of Class B common stock of the Company. Each Stock Option is immediately exercisable unless as otherwise set forth herein.
(13)One forty-eighth (1/48th) of the shares subject to the Stock Option vest each month following the vesting commencement date, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(14)One-third (1/3rd) of the RSUs vest on the first anniversary of the vesting commencement date and 1/12th of the RSUs vest on each quarterly vest date thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
(15)One-third (1/3rd) of the shares subject to the Stock Option vest on the first anniversary of the vesting commencement date and 1/36th of the shares subject to the Stock Option vest on the 15th of each month thereafter, subject to the NEO's continuous service relationship with the Company through each applicable vesting date.
Option Exercises and Stock Vested
The following table sets forth the number of shares of common stock acquired during fiscal year 2024 by our NEOs upon the exercise of Stock Options or upon the vesting of RSUs, as well as the value realized upon such equity award transactions.

	Stock Awards
Name	Number of Shares Acquired on Vesting of RSUs (#)(1)	Value Realized on Vesting of RSUs ($)(2)
Simon Khalaf	868,064	4,404,416
Mike Milotich	460,602	2,341,800
Randy Kern	309,875	1,569,266
Todd Pollak	409,076	2,150,427
Crystal Sumner	301,804	1,626,707
(1)Reflects the aggregate number of shares of Class A common stock underlying RSUs that vested in fiscal year 2024. Of the amounts shown for Messrs. Khalaf, Milotich, Kern, and Pollak and Ms. Sumner, 426,015, 217,777, 130,717, 183,445, and 142,658 shares of Class A common stock, respectively, were withheld to cover tax withholding obligations upon vesting.
(2)Calculated by multiplying (i) the fair market value of Class A common stock on the vesting date, which was determined using the closing price on Nasdaq of a share of Class A common stock on the date of vest, or if such day is a holiday, on the next trading day, by (ii) the number of shares of common stock acquired upon vesting. Of the

50

amounts shown for Messrs. Khalaf, Milotich, Kern, and Pollak and Ms. Sumner, $2,143,065, $1,084,038, $654,340, $938,980, and $753,560, respectively, represents the value of shares withheld or sold to cover tax withholding obligations upon vesting.
Pension Benefits
Aside from our 401(k) plan, we do not maintain any pension plan or arrangement under which our NEOs are entitled to participate or receive post-retirement benefits.
Non-Qualified Deferred Compensation
We do not maintain any non-qualified deferred compensation plans or arrangements under which our NEOs are entitled to participate.
Potential Payments on Termination or Change of Control
Our Executive Severance Plan provides our executive officers and certain key employees with certain post-employment payments and benefits in the event of a qualifying termination of employment, including in connection with a change in control of the Company. It provides that upon (i) a termination of a participant’s employment by us for any reason other than for “cause,” death, or disability, or (ii) a resignation of employment by the participant for “good reason” (as each term is defined in the Executive Severance Plan):
(a) each participant (other than our Chief Executive Officer) will be entitled to receive (1) a lump sum cash payment equal to nine months of his/her base salary, (2) continued health coverage pursuant to COBRA for up to nine months, and (3) a lump sum cash amount equal to 75% of the participant’s annual target bonus; and
(b) our Chief Executive Officer will be entitled to receive (1) a lump sum cash payment equal to 12 months of his/her base salary, (2) continued health coverage pursuant to COBRA for up to 12 months, and (3) a lump sum amount equal to 100% of his/her annual target bonus.
In addition to these benefits, if such termination occurs within three months prior to, and ending 12 months after, a “change in control,” as defined in the Executive Severance Plan, then an eligible participant will be entitled to receive the full acceleration of vesting of all outstanding and unvested equity award held by such participant; provided, that any unvested and outstanding equity awards subject to performance conditions (other than continued service) will be deemed satisfied as specified in the applicable award agreements. The participant is required to execute and deliver an effective release of claims in favor of us in order receive any such severance benefits. The payments and benefits provided under the Executive Severance Plan in connection with a “change in control” may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a “change in control” would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.
The following table summarizes the estimated payments and benefits that would be provided to our NEOs upon termination and a change in control under our plans and arrangements with our NEOs described above except with respect to Mr. Khalaf, whose service as our Chief Executive Officer terminated on February 24, 2025 and Mr. Kern, whose service as our Chief Product and Technology Officer terminated on November 8, 2024, whose payments and benefits pursuant to the terms of their respective separation agreements with the Company, are disclosed in the section entitled “Executive Employment Arrangements” above.

	Termination Without Cause or Resignation for Good Reason			In Connection with a Change in Control
Name	Salary Severance ($)	Bonus Severance ($)	Value of Continued Health Coverage ($)	Value of Accelerated Vesting ($)
Mike Milotich	365,625	275,625	28,557	4,142,064
Todd Pollak	325,000	330,000	28,557	3,555,937
Crystal Sumner	342,500	258,750	28,557	2,907,510
51    2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) to our NEOs and certain measures of company performance. The material that follows is provided in compliance with these rules. Additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made for fiscal year 2024 is described above in our "Compensation Discussion & Analysis".
The following table provides information regarding compensation actually paid to our principal executive officer (“PEO”), and other NEOs for each year from the date of our IPO in 2021 to 2024, compared to our cumulative total shareholder return (“TSR”), from our IPO through the end of each corresponding year, and our net income and our company-selected measure, gross profit, for each such year.
The CAP for the PEO and the average non-PEO NEOs is calculated by taking the total compensation shown in the Summary Compensation Table (“SCT”) and adding and subtracting certain items as described below:
SCT values LESS:
•the grant date value of equity granted during the year; and
•the fair value of awards granted during prior years that were forfeited during the applicable year;
PLUS:
•the year-end fair value of unvested equity awards granted during the year;
•the difference between the year-end fair value and the immediately prior year-end fair value for awards granted in prior years that are outstanding and unvested at the end of the year; and
•the difference between the fair value as of the vesting date and the immediately prior year-end fair value for awards granted in prior years that vested during the year.

	Summary Compensation Table Total for PEO ($)(1)(2)		Compensation Actually Paid to PEO ($)(3)				Value of Initial Fixed $100 Investment Based On:
Year	Simon Khalaf	Jason Gardner	Simon Khalaf	Jason Gardner	Average Summary Compensation Table Total for non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to non-PEO NEOs ($)(3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)	Net Income ($)(6)	Company- Selected Measure - Gross Profit ($)(7)
2024	11,445,828	N/A	(1,094,582)	N/A	4,764,577	(2,284,855)	$12.41	$193.39	27,287	351,849
2023	16,294,313	600,764	21,985,328	(12,590,198)	6,880,645	15,432,318	$22.86	$141.56	(222,962)	329,514
2022	N/A	1,180,634	N/A	(96,873,981)	6,036,815	(5,614,356)	$20.02	$89.68	(184,780)	320,001
2021	N/A	224,387,431	N/A	123,182,820	16,016,142	17,010,366	$56.25	$124.90	(163,929)	231,705
(1)For fiscal year 2024, our PEO was Simon Khalaf. During fiscal year 2023, Simon Khalaf and Jason Gardner each served for a period of time as our PEO, while Mr. Gardner was our PEO in fiscal years 2022 and 2021. For fiscal years 2024 and 2023, our non-PEO NEOs were Mike Milotich, Randy Kern, Todd Pollak, and Crystal Sumner. For fiscal year 2022, our non-PEO NEOs were Mike Milotich, Randy Kern, Seth Weissman, Philip (Tripp) Faix, and Vidya Peters and for fiscal year 2021, our non-PEO NEOs were Randy Kern and Tripp Faix. We first became a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act in 2021.
(2)Represents the total compensation paid to our PEO and non-PEO NEOs in each listed year, as shown in our SCT for such listed year.
(3)CAP does not mean that our PEO and non-PEO NEOs realized those amounts in the listed year, but reflects adjustments to the total compensation amount shown in the SCT as shown below:

52

PEO SCT Total to CAP Reconciliation:
Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)	(ii)
Simon Khalaf
2024	$11,445,828	$(10,321,451)	$(2,218,959)	$(1,094,582)
2023	$16,294,313	$(15,013,082)	$20,704,097	$21,985,328
Jason Gardner
2023	$600,764	$—	$(13,190,962)	$(12,590,198)
2022	$1,180,634	$—	$(98,054,615)	$(96,873,981)
2021	$224,387,431	$(223,774,512)	$122,569,901	$123,182,820

Average Non-PEO NEOs SCT Total to CAP Reconciliation:
Year	SCT Total	Deductions from SCT Total	Additions to SCT Total	CAP
		(i)	(ii)
2024	$4,764,577	$(4,011,289)	$(1,519,072)	$(765,784)
2023	$6,880,645	$(4,887,264)	$8,551,672	$10,545,053
2022	$6,036,815	$(5,227,535)	$(6,423,636)	$(5,614,356)
2021	$16,016,142	$(15,549,804)	$16,544,028	$17,010,366
(i)Represents the grant date fair value of equity-based awards granted each year. We did not sponsor a pension plan for any of the years reflected in this table; therefore, no adjustments to the SCT total related to pensions was needed.
(ii)Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The Company has not paid dividends historically; thus no adjustments are made for this item. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant other than with respect to increased volatility and common stock price. As of December 31, 2024, the assumption we used for volatility was 69.52% and for the fair value of common stock was $3.79. As of December 31, 2023, the assumption we used for volatility was 71.69% and for the fair value of common stock was $6.98. As of December 31, 2022, the assumption we used for volatility was 60.84% and for the fair value of common stock was $6.11. As of December 31, 2021, the assumption we used for volatility was 49.59% and for the fair value of common stock was $17.17. The equity components of CAP for fiscal years 2024, 2023, 2022, and 2021 are further detailed in the supplemental tables below (due to rounding, the totals shown may not equal the precise values obtained by adding and subtracting the numbers in the column or row):

53    2025 PROXY STATEMENT

PEO Equity Component of CAP for FY2024:
Equity Type	Fair Value of Awards Granted in FY2024 Outstanding and Unvested at 12/31/2024	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2024	Change in Fair Value of Prior Years' Awards That Vested in FY2024	Fair Value as of Vesting Date for Awards Granted in FY2024 that Vested During FY2024	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2024, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Simon Khalaf
Options	$—	$(2,618,277)	$(1,324,266)	$—	$—	$(3,942,543)
RSUs	$3,457,428	$(2,390,478)	$(985,558)	$(333,478)	$—	$(252,086)
PSUs	$1,975,670	$—	$—	$—	$—	$1,975,670
Total	$5,433,098	$(5,008,755)	$(2,309,824)	$(333,478)	$—	$(2,218,959)

Average Non-PEO NEOs Equity Component of CAP for FY2024:
Equity Type	Fair Value of Awards Granted in FY2024 Outstanding and Unvested at 12/31/2024	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2024	Change in Fair Value of Prior Years' Awards That Vested in FY2024	Fair Value as of Vesting Date for Awards Granted in FY2023 that Vested During FY2024	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2024, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$—	$(914,927)	$(773,643)	$—	$—	$(1,688,570)
RSUs	$1,013,656	$(890,921)	$(402,865)	$(129,601)	$—	$(409,731)
PSUs	$579,229	$—	$—	$—	$—	$579,229
Total	$1,592,885	$(1,805,848)	$(1,176,508)	$(129,601)	$—	$(1,519,072)

54

PEO Equity Component of CAP for FY2023:
Equity Type	Fair Value of Awards Granted in FY2023 Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards That Vested in FY2023	Fair Value as of Vesting Date for Awards Granted in FY2023 that Vested During FY2023	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2023, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Simon Khalaf
Options	$5,878,830	$2,700,839	$(172,891)	$1,666,232	$—	$10,073,010
RSUs	$6,068,705	$3,098,457	$(217,957)	$1,681,882	$—	$10,631,087
PSOs	$—	$—	$—	$—	$—	$—
Total	$11,947,535	$5,799,296	$(390,848)	$3,348,114	$—	$20,704,097
Jason Gardner
Options	$—	$220,027	$(109,122)	$—	$—	$110,905
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$—	$(13,301,867)	$—	$—	$—	$(13,301,867)
Total	$—	$(13,081,840)	$(109,122)	$—	$—	$(13,190,962)

Average Non-PEO NEOs Equity Component of CAP for FY2023:
Equity Type	Fair Value of Awards Granted in FY2023 Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2023	Change in Fair Value of Prior Years' Awards That Vested in FY2023	Fair Value as of Vesting Date for Awards Granted in FY2023 that Vested During FY2023	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2023, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$3,810,735	$279,526	$14,624	$690,178	$—	$4,795,063
RSUs	$3,143,898	$121,255	$(105,098)	$596,554	$—	$3,756,609
Total	$6,954,633	$400,781	$(90,474)	$1,286,732	$—	$8,551,672
55    2025 PROXY STATEMENT

PEO Equity Component of CAP for FY2022:
Equity Type	Fair Value of Awards Granted in FY2022 Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in FY2022	Fair Value as of Vesting Date for Awards Granted in FY2022 that Vested During FY2022	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2022, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$—	$(11,211,569)	$(3,644,457)	$—	$—	$(14,856,026)
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$—	$(83,198,589)	$—	$—	$—	$(83,198,589)
Total	$—	$(94,410,158)	$(3,644,457)	$—	$—	$(98,054,615)

Average Non-PEO NEOs Equity Component of CAP for FY2022:
Equity Type	Fair Value of Awards Granted in FY2022 Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2022	Change in Fair Value of Prior Years' Awards That Vested in FY2022	Fair Value as of Vesting Date for Awards Granted in FY2022 that Vested During FY2022	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2022, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$1,134,796	$(2,353,527)	$(2,053,144)	$240,514	$(4,820,868)	$(7,852,229)
RSUs	$1,256,105	$—	$—	$172,488	$—	$1,428,593
Total	$2,390,900	$(2,353,527)	$(2,053,144)	$413,002	$(4,820,868)	$(6,423,636)

56

PEO Equity Component of CAP for FY2021:
Equity Type	Fair Value of Awards Granted in FY2021 Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards That Vested in FY2021	Fair Value as of Vesting Date for Awards Granted in FY2021 that Vested During FY2021	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2021, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$11,816,222	$3,419,067	$4,992,681	$568,844	$—	$20,796,814
RSUs	$—	$—	$—	$—	$—	$—
PSOs	$101,773,087	$—	$—	$—	$—	$101,773,087
Total	$113,589,309	$3,419,067	$4,992,681	$568,844	$—	$122,569,901

Average Non-PEO NEOs Equity Component of CAP for FY2021:
Equity Type	Fair Value of Awards Granted in FY2021 Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards Outstanding and Unvested at 12/31/2021	Change in Fair Value of Prior Years' Awards That Vested in FY2021	Fair Value as of Vesting Date for Awards Granted in FY2021 that Vested During FY2021	Deduction of Fair Value of Awards Granted during Prior Years that were Forfeited during FY2021, determined as of Prior FY End	Equity Value Included in CAP
	(a)	(b)	(c)	(d)	(e)	(f) = (a) + (b) + (c) + (d)+ (e)
Options	$9,704,136	$1,915,115	$3,899,401	$284,422	$—	$15,803,074
RSUs	$—	$—	$740,955	$—	$—	$740,955
Total	$9,704,136	$1,915,115	$4,640,356	$284,422	$—	$16,544,029
(4)TSR is as reflected in our 2024 Annual Report pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 9, 2021, the effective date of our IPO.
(5)The peer group used is the S&P Information Technology Index as reflected in our 2024 Annual Report pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested on June 9, 2021.
(6)The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements for each listed year.
(7)In the Company's assessment, gross profit is the most important financial performance measure (not already required to be disclosed in the Pay versus Performance table) used by the Company in 2024 to link CAP to performance.
Table of Measures That are Most Important to Link CAP to Performance in Fiscal Year 2024
The following measures reflect the Company’s most important financial performance measures we used to link CAP for fiscal year 2024 to our performance (listed in no particular order of importance), as further described and defined in the section titled “Compensation Discussion & Analysis.”

Most Important Performance Metrics for 2024
Year-Over-Year Net Revenue Growth
Gross Profit
Adjusted EBITDA
57    2025 PROXY STATEMENT

Description of Relationships Between CAP and Performance
The graphs below describe, in a manner compliant with the relevant rules, the relationship between CAP and the individual performance measures shown.

Compensation Actually Paid versus Total Shareholder Return
Total Shareholder Return
$200
$150
$100
$50
$0
$100M
$0M
$(100)M
06/09/21
06/30/21
09/30/21
12/31/21
03/31/22
06/30/22
09/30/22
12/31/22
03/31/23
06/30/23
09/30/23
12/31/23
03/31/24
06/30/24
09/30/24
12/31/24
Gardner
Average CAP to Non-PEO NEOs
Khalaf
Marqeta, Inc.
S&P Information Technology Index

Compensation Actually Paid versus Net Income
$150M
$100M
$50M
$0M
$(50)M
$(100)M
Compensation Actually Paid
$80M
$—M
$(80)M
$(160)M
$(240)M
Net Income
12/31/21
12/31/22
12/31/23
12/31/24
Gardner
Khalaf
Average CAP to Non-PEO NEOs
MQ Net Income

58

Compensation Actually Paid versus Gross Profit
$150M
$100M
$50M
$0M
$(50)M
$(100)M
Compensation Actually Paid
$360M
$320M
$280M
$240M
$200M
Gross Profit
12/31/21
12/31/22
12/31/23
12/31/24
Gardner
Khalaf
Average CAP to Non-PEO NEOs
MQ Gross Profit

Pay versus Performance Conclusions
Our Compensation Committee strongly believes in pay for performance and has structured Marqeta’s compensation programs to reward leaders when the Company is delivering strong results. In fiscal year 2024, gross profit, our Company Selected Measure, grew modestly while net income grew by 112%, primarily driven by the one-time reversal of $145 million in share-based compensation recognized in prior years. Marqeta’s TSR underperformed versus the Peer Group during the fiscal year. Despite the growth in our most important performance metrics, Compensation Actually Paid to our PEO and to our non-PEO NEOs was negative, significantly lower than the amounts reported in the Summary Compensation Table, largely due to declines in our stock price during the year.
59    2025 PROXY STATEMENT

PAY RATIO DISCLOSURE
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of Simon Khalaf, our Chief Executive Officer as of December 31, 2024, to the annual total compensation of our median employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.
For fiscal year 2024:

Median Employee	The annual total compensation of our median compensated employee (other than our CEO) was $235,379.
Chief Executive Officer	The annual total compensation of our CEO, as reported in the Summary Compensation Table above, was $11,445,828.
Pay Ratio	The annual total compensation of our CEO was approximately 48.6 times the annual total compensation of our median employee (other than our CEO).
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies, including companies in our peer group, may not be comparable to the pay ratio reported above. Further, other companies may have different employment and compensation practices, different geographic breadth, and may have more or less employees at comparable skill and pay levels. This information is being provided for compliance purposes. Neither our Compensation Committee nor management used the pay ratio measure in making compensation decisions.
Methodology
To identify the median employee from our employee population and determine annual compensation of such employee and the CEO, we used the following methodology:
1.We determined that, as of December 31, 2024, our employee population consisted of 853 individuals working at our parent company and consolidated subsidiaries with approximately 729 of these individuals located in the U.S., 54 in Canada, 32 in Poland, and 39 in the UK. This population consisted of our full-time and part-time employees (other than the CEO). As noted below, it did not include independent contractors. We did not retain or engage any temporary workers or similar workers as of December 31, 2024.
2.Under the de minimis exemption, we excluded the 32 employees based in Poland as they make up less than 5% of our employee population.
3.To identify the median employee from our employee population, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal year 2024 for US-based employees, as reported on T4 Statement of Remuneration for Canadian employees, and as reported on the HM Revenue & Customs Form P60 for UK employees. Canadian and UK wages were converted to U.S. Dollars using the exchange rate on December 31, 2024. For employees who worked in both the United States and the United Kingdom during fiscal year 2024, we combined the wages reported on their W-2 and their converted P60 wages, where appropriate, when identifying the median employee. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on Dec. 31, 2024, but did not work for us the

60

entire year. No full-time equivalent adjustments were made for part-time employees who did work for us the entire year
4.Once we identified our median employee, we combined all of the elements of such employee’s compensation for fiscal year 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
5.With respect to the annual total compensation of the CEO, we used the amount reported in the “Total” column of our 2024 Summary Compensation Table included in this Proxy Statement.
61    2025 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	48,767,813	$9.19	130,870,637
Equity plans not approved by stockholders	—	—	—
(1)Consists of shares that may be issued in connection with (i) outstanding options, (ii) RSUs, and (iii) PSUs. Excludes purchase rights currently accruing under the 2021 Employee Stock Purchase Plan (“2021 ESPP”).
(2)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our Class A common stock subject to outstanding RSUs or PSUs, which have no exercise price.
(3)Consists of 111,125,515 shares of our Class A common stock reserved for issuance under our 2021 Plan and 19,745,122 shares of our Class A common stock reserved for issuance under our 2021 ESPP. Our 2021 Plan provides that on January 1 of every year, the number of shares of our Class A common stock available for issuance thereunder is automatically cumulatively increased by five percent (5%) of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31 or such lesser amount as determined by the Administrator (as defined in the 2021 Plan). Our ESPP provides that on the first day of each fiscal year, the number of shares of our Class A common stock available for issuance thereunder is automatically cumulatively increased by the lesser of (i) 12,000,000 shares of Class A common stock, (ii) 1 percent (1%) of the number of shares of Class A and Class B common stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Class A common stock as determined by the Administrator (as defined in the 2021 ESPP). On January 1, 2025, the number of shares of our Class A common stock available for issuance under our 2021 Plan and our ESPP increased by 25,214,815 and 5,042,963 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 21, 2025 (the “Beneficial Ownership Date”) for:
•each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;
•each of our named executive officers;
•each of our directors and nominees for director; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 436,989,068 shares of our Class A common stock and 33,295,196 shares of our Class B common stock outstanding as of April 21, 2025. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2025, or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of April 21, 2025, to be outstanding and beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Marqeta, Inc., 180 Grand Avenue, 6th Floor, Oakland, CA 94612.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class	Shares	% of Class	% of Total Voting Power
Named Executive Officers, Directors, and Director Nominees:
Simon Khalaf(1)	993,121	*	—	—	*
Mike Milotich(2)	2,392,948	*	—	—	*
Randy Kern(3)	179,158	*	—	—	*
Todd Pollak(4)	1,514,984	*	—	—	*
Crystal Sumner(5)	800,084	*	—	—	*
Jason Gardner(6)	17,649,000	4.04%	33,801,083	94.59%	44.78%
Najuma Atkinson(7)	141,405	*	—	—	*
Alpesh Chokshi(8)	25,593	*	—	—	—
Martha Cummings(9)	19,000	*	581,000	1.72%	*
R. Mark Graf	—	—	—	—	—
Jud Linville(10)	150,322	*	600,000	1.77%	*
Elaine Paul	—	—	—	—	—
Kiran Prasad(11)	110,434	*	—	—	*
Helen Riley(12)	61,612	*	600,000	1.77%	*
Godfrey Sullivan(13)	261,612	*	600,000	1.77%	*
Wendy Thomas	—	—	—	—	—
All directors and executive officers as a group (14 individuals)(14)	23,126,994	5.25%	36,182,083	94.93%	46.85%
Other 5% Stockholders:
Entities associated with BlackRock, Inc.(15)	35,525,393	8.13%	—	—	4.61%
Entities associated with The Vanguard Group(16)	46,509,035	10.64%	—	—	6.04%
* Less than one percent
63    2025 PROXY STATEMENT

(1)Mr. Khalaf is our former Chief Executive Officer. Consists of 993,121 shares of Class A common stock.
(2)Consists of (i) 601,889 shares of Class A common stock, (ii) 1,640,466 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 127,590 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, and (iv) 23,003 PSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(3)Randy Kern is our former Chief Product and Technology Officer. Consists of 179,158 shares of Class A common stock.
(4)Consists of (i) 413,817 shares of Class A common stock, (ii) 952,661 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 133,597 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, and (iv) 14,909 PSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(5)Consists of (i) 219,273 shares of Class A common stock, (ii) 499,596 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 64,176 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, and (iv) 17,039 PSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(6)Consists of (i) 1,968,537 shares of Class B common stock held of record by Mr. Gardner, (ii) 1,968,537 shares of Class B common stock held of record by Mr. Gardner’s spouse, (iii) 17,649,000 shares of Class A common stock and 19,425,479 shares of Class B common stock held of record by Mr. Gardner and his spouse as trustees of The Gardner 2008 Living Trust dated March 22, 2008, (iv) 8,000,000 shares of Class B common stock held of record by trusts for the benefit of Mr. Gardner’s children and of which the trustee is an independent institution, and (v) 2,438,530 shares of Class B common stock subject to outstanding options exercisable within 60 days of the Beneficial Ownership Date.
(7)Consists of (i) 103,018 shares of Class A common stock and (ii) 38,387 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(8)Consists of 25,593 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(9)Consists of (i) 19,000 shares of Class A common stock and (ii) 581,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(10)Consists of (i) 150,322 shares of Class A common stock and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(11)Consists of (1) 72,047 shares of Class A common stock and (ii) 38,387 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date.
(12)Consists of (i) 61,612 shares of Class A common stock and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(13)Consists of (i) 261,612 shares of Class A common stock and (ii) 600,000 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(14)Consists of (i) 19,551,590 shares of Class A common stock beneficially owned by our directors, director nominees, and current executive officers (ii) 3,092,723 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date, (iii) 427,730 RSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, (iv) 54,951 PSUs that vest and settle into shares of Class A common stock within 60 days of the Beneficial Ownership Date, (v) 31,362,553 shares of Class B common stock beneficially owned by our directors, director nominees, and current executive officers, and (vi) 4,819,530 shares of Class B common stock subject to outstanding options that are exercisable within 60 days of the Beneficial Ownership Date.
(15)Based on information set forth in a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024. Consists of 35,525,393 shares of Class A common stock beneficially owned by BlackRock, Inc. BlackRock, Inc. was deemed to have no shared voting power or shared dispositive power with respect to shares of Class A common stock, sole voting power with respect to 34,626,089 shares of Class A common stock, and sole dispositive power with respect to 35,525,393 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(16)Based on information set forth in a Schedule 13G/A filed by The Vanguard Group on March 11, 2024. Consists of 46,509,035 shares of Class A common stock beneficially owned by The Vanguard Group. The Vanguard Group was deemed to have no sole voting power with respect to shares of Class A common stock, shared voting power with respect to 370,652 shares of Class A common stock, sole dispositive power with respect to 45,701,073 shares of Class A common stock, and shared dispositive power with respect to 807,962 shares of Class A common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

64

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
We believe the terms of the transactions described below were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Investor Rights Agreement
We are party to an amended and restated investor rights agreement that provides, among other things, entities affiliated with certain holders of more than 5% of our outstanding capital stock with registration rights.
Other Transactions
We have granted stock options, RSUs, and PSUs to our executive officers and certain of our directors.
We have entered into change in control arrangements with certain of our executive officers that, among other things, provide for certain severance and change in control benefits.
We engaged the law firm of Keker, Van Nest & Peters LLP (“Keker”) to provide legal services to us, and we may do so again in the future. Nicholas Goldberg, a partner at Keker, is the spouse of Crystal Sumner, one of our executive officers, though he is not directly involved in providing legal services to the Company. The fees for legal services are based on the hourly rates of the individuals performing the legal services. For the year ended December 31, 2024, we paid Keker an aggregate amount of $2,540,293 for legal services rendered to the Company.
Other than as described above in this section titled “Certain Relationships and Related Person Transactions,” since January 1, 2024, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s-length dealings with unrelated third parties.
Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our amended and restated bylaws also provide discretion to indemnify our employees and other agents. In addition, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.
Policies and Procedures for Transactions with Related Persons
We have a formal written policy providing that any related person transaction (as defined in the policy) must be reviewed and approved or ratified by the Audit Committee.
When determining whether to approve or ratify a related person transaction, the Audit Committee will review all relevant material information available to it regarding the related person transaction, including, among other things:
•the nature and extent of the related person’s interest in the transaction;
•the material terms and conditions of the transaction;
65    2025 PROXY STATEMENT

•the business purpose of, and the potential benefits to us of, the transaction; and
•any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to the Audit Committee’s decision, in its business judgment, in light of the circumstances of the particular transaction.
Any member of the Audit Committee or the Board who has an interest in a potential related person transaction will recuse himself or herself from any discussion or vote of such related person transaction, except that such director shall provide all material information concerning the transaction to the Audit Committee.

66

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.
SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on a review of copies of reports filed with the SEC that we have received and of written representations by officers and directors, we believe that during fiscal year 2024, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.
2024 Annual Report and SEC Filings
Our financial statements for fiscal year 2024 are included in our 2024 Annual Report, which we will make available to stockholders at the same time as this Proxy Statement. Our 2024 Annual Report and this Proxy Statement are posted on our website at www.investors.marqeta.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our 2024 Annual Report without charge by sending a written request to Marqeta, Inc., Attention: Investor Relations, 180 Grand Avenue, 6th Floor, Oakland, CA 94612.
67    2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why did I receive a Notice Regarding the Availability of Proxy Materials on the Internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our Annual Meeting materials over the internet. Accordingly, we have sent you the Notice of Annual Meeting of Stockholders (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the Annual Meeting materials on the website referred to in the Notice or to request a printed set of the Annual Meeting materials. Instructions on how to access the Annual Meeting materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 24, 2025 to all stockholders of record entitled to vote at the Annual Meeting. If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Will I receive any other Annual Meeting materials by mail?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
What am I voting on?
There are three matters scheduled for a vote at the Annual Meeting:
•Proposal No. 1: Election of the three Class I nominees for director: Jason Gardner, R. Mark Graf, and Wendy Thomas, each to hold office until our annual meeting of stockholders in 2028 and until his or her successor is duly elected and qualified or until their earlier death, resignation, or removal;
•Proposal No. 2: Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•Proposal No. 3: Non-binding advisory vote on the compensation of our named executive officers.
What vote is necessary to approve each proposal and what are the recommendations of the Board?
The following table sets forth the voting requirements for each proposal being voted on at the Annual Meeting and the recommendations of the Board:

Effect of
Proposal	Board Recommendation	Required Vote	Withholding / Abstentions	Broker Non- Votes
(Proposal No. 1) Election of directors	FOR each nominee	Plurality of the voting power of the shares present in person or by proxy (nominees that receive the most FOR votes will be elected)	No effect	Not counted as entitled to vote and therefore no effect
(Proposal No. 2) Ratification of KPMG LLP	FOR	Majority of the voting power of the shares present in person or by proxy	Same as a vote AGAINST	Not applicable (brokers have voting discretion)
(Proposal No. 3) Non-binding advisory vote on the compensation of our named executive officers	FOR	Majority of the voting power of the shares present in person or by proxy	Same as a vote AGAINST	Not counted as entitled to vote and therefore no effect

68

Because Proposal No. 3 is an advisory vote, the results will not be binding on our Board, our Compensation Committee, or the Company. However, our Board and our Compensation Committee will consider the outcome of the vote on executive compensation when determining NEO compensation.
Who can vote at the Annual Meeting?
Holders of either our Class A common stock or Class B common stock as of the close of business on April 21, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to vote at the Annual Meeting. As of the Record Date, there were 436,989,068 shares of Class A common stock and 33,295,196 shares of Class B common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone, or by completing and returning a printed proxy card.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If, at the close of business on the Record Date, your shares were not held in your name, but on your behalf by a brokerage firm, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the brokerage, bank, or other nominee in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2025.
How many votes per share do I have?
Our Class A common stock has one vote per share and our Class B common stock has ten votes per share. Our Class A and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.
Will a list of stockholders of record as of the Record Date be available?
A list of our stockholders of record as of the close of business on the Record Date will be made available to stockholders online during the Annual Meeting for those who attend. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via IR@marqeta.com for examination by any stockholder for any purpose relating to the Annual Meeting.
How can I vote?
Your voting options depend on how you hold your shares.
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) online during the Annual Meeting or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “How can I change my vote?”
•To vote by internet in advance of the Annual Meeting, go to www.proxyvote.com and complete an electronic proxy card. Votes by internet must be received by 11:59 p.m., Eastern Time, on June 11, 2025 to be counted.
•To vote by mail in advance of the Annual Meeting, complete, sign, and date a printed proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as directed.
•To vote by telephone in advance of the Annual Meeting, call 1-800-690-6903 and follow the recorded instructions, including providing the control number from the Notice, proxy card, or
69    2025 PROXY STATEMENT

instructions that accompanied your Annual Meeting materials. Votes by telephone must be received by 11:59 p.m., Eastern Time, on June 11, 2025 to be counted.
•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/MQ2025, starting at 11:30 a.m., Eastern Time, on June 12, 2025. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompanied your Annual Meeting materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. To vote online during the Annual Meeting, you must follow the instructions from such nominee. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/MQ2025.
How can I change my vote?
If you are a stockholder of record, you can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to the Corporate Secretary at Marqeta’s address provided on page 72 of this Proxy Statement.
•Attend the Annual Meeting and vote online during the meeting. Attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
Who will count the votes?
Votes will be counted by the inspector of elections appointed for the Annual Meeting by our Board.
What if I am a stockholder of record and I do not vote or I do not submit voting instructions?
If you complete and submit your proxy, the persons named as proxies will vote your shares in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote your shares in accordance with the recommendations of the Board above in the question “What vote is necessary to approve each proposal and what are the recommendations of the Board?” If you do not submit a proxy or vote at the Annual Meeting, your shares will not be voted.
What if I am a beneficial owner of shares held in “street name” and I do not submit voting instructions?
You may instruct your brokerage firm, bank, or other nominee on how to vote your shares by following the instructions they provided with the Annual Meeting materials. If you do not do so, the nominee has discretion to vote your shares only with respect to Proposal No. 2, which is considered a “routine” matter. Proposals No. 1 and 3 are not considered “routine,” and the nominee that holds your shares will not have discretionary authority to vote your shares for Proposal No. 1 and 3. This is called a “broker non-vote.” Therefore, you are encouraged to return your voting instructions so that your shares are voted at the Annual Meeting.
What happens if other business comes before the Annual Meeting?
Our Board does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual

70

Meeting. However, if any other business should properly come before the Annual Meeting, the persons named as proxies will vote your shares on such matters in accordance with their best judgment. Each nominee for director has consented to be a candidate and to serve if elected. Although the Board has no reason to believe that any nominee will be unavailable to serve as a director, if such an event should occur, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for such substitute nominee(s).
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting online via live audio webcast only. You can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/MQ2025 by logging in with your control number. The meeting will start at 11:30 a.m., Eastern Time, on Thursday, June 12, 2025. We recommend that you log in a few minutes before 11:30 a.m., Eastern Time, to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need your control number, which is included in the Notice or on your proxy card if you are a stockholder of record. If you are the beneficial owner of your shares, your control number is included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee. Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/MQ2025.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/MQ2025 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our Rules of Conduct for the Annual Meeting when you log in prior to the start of the meeting. We will answer as many questions submitted in accordance with the Rules of Conduct as possible in the time allotted for the Annual Meeting.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/MQ2025.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board. The persons named in the proxy have been designated as proxy holders by our Board. When a proxy is properly dated, executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above in the question “How can I change my vote?”
Who pays the cost of the proxy solicitation?
We will pay for the costs of soliciting proxies, including the preparation, assembly, printing, and mailing of the Annual Meeting materials. In addition, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication, without additional compensation. We may also reimburse brokers, banks, fiduciaries, custodians, and other institutions for their costs in forwarding the Annual Meeting materials to the street-name holders of our common stock. If you choose to access the Annual Meeting materials and/or vote over the internet, you are responsible for any internet access charges you may incur.
What is a quorum?
A quorum is the minimum number of shares or voting power required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. The presence
71    2025 PROXY STATEMENT

(including by proxy) of a majority of the voting power of the shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If there is no quorum, the chair of the Annual Meeting or holders of a majority of the voting power of the shares present at the Annual Meeting may adjourn the meeting to a later date.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted an SEC-approved procedure called “householding.” Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of Annual Meeting materials in the mail, one copy of our 2024 Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of the Annual Meeting materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Annual Meeting materials and 2024 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s annual meeting materials and annual report, you may contact us as follows:
Marqeta, Inc.
Attention: Corporate Secretary
180 Grand Avenue, 6th Floor
Oakland, California 94612
(877) 962-7738
If you are the beneficial owner of your shares, you may contact your brokerage firm, bank, or other nominee to request information about householding.
How can I sign up to receive future annual meeting materials by e-mail?
We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of our annual meetings. To sign up for electronic delivery, please follow the instructions above for voting online and, when prompted, indicate that you agree to receive or access annual meeting materials electronically in future years. Also, if you are a beneficial owner, you may sign up for electronic delivery by contacting your brokerage firm, bank, or other nominee through which you hold your shares. Once you sign up, you will not receive a printed copy of the annual meeting materials unless you request them.
How can I find out the results of the voting at the Annual Meeting?
We expect to announce the preliminary voting results at the Annual Meeting. Final voting results will be tallied by the inspector of elections and will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting.

72

PROPOSALS OF STOCKHOLDERS FOR 2026 ANNUAL MEETING
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”), our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 25, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored annual meeting materials. Stockholder proposals should be addressed to:
Marqeta, Inc.
Attention: Corporate Secretary
180 Grand Avenue, 6th Floor
Oakland, CA 94612
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our annual meeting materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. In addition, the notice must contain the information required by, and otherwise comply with, Rule 14a-19(b) of the Exchange Act, if applicable. To be timely for our 2026 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than December 25, 2025; and
•not later than January 24, 2026.
In the event that we hold our 2026 Annual Meeting more than 30 days before or 60 days after the anniversary of the date of the 2025 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the anniversary of the 2025 Annual Meeting and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2026 Annual Meeting; and
•the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.

In addition to satisfying the deadlines in the advance notice provisions of our bylaws, to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the proper written notice that sets forth all information required by Rule 14a-19 under the Exchange Act to our Secretary no later than April 13, 2026 (or, in the event that we hold our 2026 Annual Meeting more than 30 days before or after the first anniversary of the date of the 2025 Annual Meeting, then notice must be provided no later than 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made).
*    *    *
Our Board knows of no other matters that will be presented for consideration during the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.
It is important that your shares of our common stock be represented during the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or
73    2025 PROXY STATEMENT

by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS
Oakland, California
April 24, 2025

74

ANNEX I - KEY OPERATING METRIC AND NON-GAAP FINANCIAL MEASURES
We review a number of operating and financial metrics, including the key operating metric set forth below, to help us evaluate our business and growth trends, establish budgets, evaluate the effectiveness of our investments, and assess operational efficiencies. In addition to the results determined in accordance with GAAP, the following table sets forth a key operating metric and non-GAAP financial measures that we consider useful in evaluating our operating performance.

	Year Ended December 31,
	2024	2023
Total Processing Volume (TPV) (in millions)	$291,105	$222,264

Net revenue (in thousands)	$506,995	$676,171
Gross profit (in thousands)	$351,849	$329,514
Gross margin	69%	49%
Net income (loss) (in thousands)	$27,287	$(222,962)
Net income (loss) margin	5%	(33)%
Total operating expenses (in thousands)	$376,315	$612,529

Non-GAAP Measures:
Adjusted EBITDA (in thousands)	$29,093	$(2,290)
Adjusted EBITDA margin	6%	—%
Non-GAAP operating expenses (in thousands)	$322,756	$331,804
Total Processing Volume (“TPV”) - TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key operating metric and a principal indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
Adjusted EBITDA - Adjusted EBITDA is a non-GAAP financial measure that is calculated as Net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring charges; acquisition related expenses which consist of due diligence costs, transaction costs and integration costs related to potential or successful acquisitions and cash and non-cash postcombination compensation expenses; income tax expense (benefit); and other income, net, which consists of interest income from our short-term investments, realized foreign currency gains and losses, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our Board to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of our annual employee bonus plans and performance-based restricted stock units. See the section below titled “Use of Non-GAAP Financial Measures” for a discussion of the use of non-GAAP measures, a change in presentation, and a reconciliation of Net income (loss) to Adjusted EBITDA.
Adjusted EBITDA Margin - Adjusted EBITDA Margin is a non-GAAP financial measure that is calculated as Adjusted EBITDA divided by Net revenue. This measure is used by management and our Board to evaluate our operating efficiency. See the section below titled “Use of Non-GAAP Financial Measures” for a discussion of the use of non-GAAP measures and a reconciliation of Net income (loss) to Adjusted EBITDA Margin.
Non-GAAP operating expenses - Non-GAAP operating expenses is a non-GAAP financial measure that is calculated as Total operating expenses adjusted to exclude depreciation and amortization;
75    2025 PROXY STATEMENT

share-based compensation expense; executive chairman long-term performance award; payroll tax related to share-based compensation; restructuring charges; and acquisition-related expenses which consists of due diligence costs, transaction cost and integration costs related to potential or successful acquisitions, and cash and non-cash postcombination compensation expenses. We believe that non-GAAP operating expenses is an important measure of operating performance because it allows management and our Board to evaluate and compare our core operating results, including our operating efficiencies, from period to period. See the section below titled “Use of Non-GAAP Financial Measures” for a discussion of the use of non-GAAP measures, a change in presentation, and a reconciliation of total operation expenses to non-GAAP operating expenses.

76

Use of Non-GAAP Financial Measures
Our non-GAAP measures have limitations as analytical tools and you should not consider them in isolation. These non-GAAP measures should not be viewed as a substitute for, or superior to, measures prepared in accordance with GAAP. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses similar to the adjustments in the presentation of our non-GAAP measures set forth under “Key Operating Metric and Non-GAAP Financial Measures”. There are a number of limitations related to the use of these non-GAAP measures versus their most directly comparable GAAP measures, including the following:
•other companies, including companies in our industry, may calculate adjusted EBITDA and non-GAAP operating expenses differently than how we calculate this measure or not at all; this reduces its usefulness as a comparative measure;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures; and
•adjusted EBITDA does not reflect the effect of income taxes that may represent a reduction in cash available to us.
We encourage investors to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.
77    2025 PROXY STATEMENT

A reconciliation of net income (loss) to adjusted EBITDA and GAAP operating expenses to non-GAAP operating expenses for the periods presented is as follows:

	Year Ended December 31,
	2024	2023
(dollars in thousands)
Net revenue	$506,995	$676,171
Net income (loss)	$27,287	$(222,962)
Net income (loss) margin	5%	(33)%
Total operating expenses	$376,315	$612,529

Net income (loss)	$27,287	$(222,962)
Depreciation and amortization expense	17,460	10,741
Share-based compensation expense (1) (2)	136,562	130,416
Executive chairman long-term performance award (1)	(144,617)	53,214
Payroll tax expense related to share-based compensation	2,570	2,211
Acquisition-related expenses (3)	41,584	75,473
Restructuring (2)	—	8,670
Other income, net	(52,546)	(52,440)
Income tax expense (benefit)	793	(7,613)
Adjusted EBITDA	$29,093	$(2,290)
Adjusted EBITDA Margin	6%	—%

Total operating expenses	$376,315	$612,529
Depreciation and amortization expense	(17,460)	(10,741)
Share-based compensation expense (1) (2)	(136,562)	(130,416)
Executive chairman long-term performance award (1)	144,617	(53,214)
Payroll tax expense related to share-based compensation	(2,570)	(2,211)
Restructuring (2)	—	(8,670)
Acquisition-related expenses (3)	(41,584)	(75,473)
Non-GAAP operating expenses	$322,756	$331,804
_______________
(1) Prior period amounts related to our Executive Chairman Long-Term Performance Award have been reclassified to conform to the current period presentation.
(2) Restructuring includes a net reduction of $2.9 million of stock-based compensation related to the forfeiture of certain equity awards during the year ended December 31, 2023.
(3) Acquisition-related expenses, which include transaction costs, integration costs, and cash and non-cash postcombination compensation expense, have been excluded from adjusted EBITDA as such expenses are not reflective of our ongoing core operations and are not representative of the ongoing costs necessary to operate our business; instead, these are costs specifically associated with a discrete transaction.

78

MARQETA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MQ2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73029-P26987 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARQETA, INC.

The Board of Directors recommends you vote FOR the following nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. To elect the three Class I nominees for director named in the accompanying proxy statement to hold office until the annual meeting of stockholders in 2028 and until their successors have been duly elected and qualified, or until such director's earlier death, resignation or removal.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jason Gardner
02) R. Mark Graf
03) Wendy Thomas

The Board of Directors recommends you vote FOR Proposal 2.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.

	For	Against	Abstain
3. To approve, on a non-binding advisory basis, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V73030-P26987

MARQETA, INC.
Annual Meeting of Stockholders
June 12, 2025, at 11:30 a.m., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael Milotich and Crystal Sumner, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MARQETA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 a.m., Eastern Time on Thursday, June 12, 2025, at www.virtualshareholdermeeting.com/MQ2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side